                                                                    Exhibit 99.3


LOAN AGREEMENT BETWEEN CAMEZZ LLC AS BORROWER AND SECORE FINANCIAL CORPORATION AS MEZZANINE LENDER

                                                                  EXECUTION COPY

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                                   CAMEZZ LLC

                                    BORROWER



                                 LOAN AGREEMENT



                           DATED AS OF APRIL 14, 2000



                          SECORE FINANCIAL CORPORATION

                                MEZZANINE LENDER













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

                                TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
                                    ARTICLE 1

                                   DEFINITIONS

1.1      Defined Terms......................................................................2
1.2      Other Definitional Provisions.....................................................13

                                    ARTICLE 2

                       AMOUNT AND TERMS OF MEZZANINE LOAN

2.1      Mezzanine Loan; Maturity Date.....................................................14
2.2      Mezzanine Note....................................................................14
2.3      Prepayments.......................................................................15
2.4      Interest Rate; Repayment; Payment Dates...........................................17
2.5      Computation of Interest...........................................................20
2.6      Interest Rate Cap Agreement.......................................................20
2.7      Payments upon Liquidation Event...................................................21
2.8      Payment of Principal and Interest.................................................21
2.9      Usury Savings.....................................................................22
2.10     Late Payment Charge...............................................................22
2.11     Servicer..........................................................................22

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

3.1      Single Purpose....................................................................23
3.2      Limited Assets and Liabilities....................................................23
3.3      Existence; Compliance with Law....................................................23
3.4      Power; Authorization; Enforceable Obligations.....................................23
3.5      No Legal Bar......................................................................23
3.6      No Material Litigation............................................................24
3.7      No Contractual Obligations........................................................24
3.8      No Burdensome Restrictions........................................................24
3.9      Investment Company Act and Other Statutes.........................................24
3.10     Subsidiaries......................................................................24
3.11     Accuracy and Completeness of Information..........................................24
3.12     No Default........................................................................25
3.13     Organizational Chart..............................................................25
3.14     Financial Statements..............................................................25
3.15     Tax Filings.......................................................................25
3.16     Solvency..........................................................................25


                                       i

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

4.1      Conditions Precedent to Mezzanine Loan............................................26

                                    ARTICLE 5

                           ADDITIONAL REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

5.1      Single Purpose Entity/Separateness................................................27
5.2      Operational Matters...............................................................29
5.3      Amendments........................................................................31
5.4      Manager...........................................................................31
5.5      Independent Directors; Bankruptcy Action..........................................31
5.6      Interest Rate Cap.................................................................31
5.7      Conduct of Business and Maintenance of Existence..................................31
5.8      Inspection of Mortgaged Property; Books and Records; Discussions; Consents........32
5.9      Notices...........................................................................32
5.10     Special Distributions.............................................................33
5.11     Reports, etc......................................................................33
5.12     Financial Statements..............................................................33
5.13     Curing............................................................................33
5.14     Further Assurances................................................................33
5.15     Indemnification...................................................................34

                                    ARTICLE 6

                               NEGATIVE COVENANTS

6.1      Single Purpose Existence and Separateness of Entities.............................34
6.2      Limitation on Securities Issuances................................................34
6.3      Limitations on Distributions......................................................34
6.4      Liens.............................................................................35
6.5      Other Limitations.................................................................35
6.6      Contractual Obligations...........................................................36
6.7      Major Leases......................................................................36

                                    ARTICLE 7

                                EVENTS OF DEFAULT

7.1      Events of Default.................................................................36
7.2      Remedies for Events of Default....................................................38
7.3      Power of Attorney.................................................................39


                                       ii

                                    ARTICLE 8

                                OTHER AGREEMENTS

8.1      Permitted Transactions............................................................39
8.2      Termination of Manager; Management................................................42
8.3      Borrower Transfer Restrictions....................................................42
8.4      Budgets...........................................................................43


                                    ARTICLE 9

                                  MISCELLANEOUS

9.1      Amendments and Waivers............................................................44
9.2      Notices...........................................................................44
9.3      No Waiver; Cumulative Remedies....................................................45
9.4      Survival of Representations and Warranties........................................46
9.5      Payment of Expenses and Taxes.....................................................46
9.6      Successors and Assigns............................................................47
9.7      Set-off...........................................................................47
9.8      Counterparts......................................................................48
9.9      GOVERNING LAW.....................................................................48
9.10     Severability......................................................................48
9.11     Integration.......................................................................48
9.12     Submission To Jurisdiction; Waivers...............................................48
9.13     Acknowledgments...................................................................49
9.14     Exculpation.......................................................................49
9.15     Reinstatement.....................................................................50
9.16     WAIVER OF JURY TRIAL, DAMAGES, JURISDICTION.......................................51
9.17     Cooperation.......................................................................52

                                    SCHEDULES

Schedule 1        ORGANIZATIONAL CHART
Schedule 2        MEZZANINE RELEASE AMOUNTS
Schedule 3        MATERIAL LITIGATION

                  LOAN AGREEMENT, dated as of April 14, 2000, between CAMEZZ LLC, a Delaware limited liability company, as borrower (the "BORROWER"), and Secore Financial Corporation, a Pennsylvania corporation, as mezzanine lender (collectively, with its permitted successors and assigns, "MEZZANINE LENDER").

                  WHEREAS, Secore Financial Corporation, a Pennsylvania corporation, as mortgage lender ("MORTGAGE LENDER"), is making a loan in the principal amount of $140,000,000 (the "MORTGAGE LOAN") to One Kendall LLC, a Delaware limited liability company ("MORTGAGOR I"), and Cambridge Athenaeum LLC, a Delaware limited liability company ("MORTGAGOR II" and, collectively with Mortgagor I, the "MORTGAGORS") pursuant to a Loan Agreement dated April 14, 2000 (as amended, supplemented or otherwise modified from time to time, the "MORTGAGE LOAN AGREEMENT"), which Mortgage Loan is evidenced by a Promissory Note dated as of April 14, 2000 (the "MORTGAGE NOTE") made by Mortgagors to Mortgage Lender and secured by a certain Mortgage and Security Agreement dated April 14, 2000 (the "MORTGAGE") by the Mortgagors in favor of Mortgage Lender pursuant to which the Mortgagors have granted the Mortgage Lender a first priority mortgage on, among other things, the real property as more fully described in the Mortgage (collectively, the "MORTGAGED PROPERTY");

                  WHEREAS, Borrower is the legal and beneficial owner of all of the membership interests in Mortgagor I, consisting of a 100% membership interest therein, and all of the membership interests in Mortgagor II, consisting of a 100% membership interest therein (collectively, the "PLEDGED COMPANY INTERESTS");

                  WHEREAS, CAOK Managers, Inc., a Delaware corporation (the "MORTGAGOR MANAGING ENTITY"), is the non-member special manager of each of Mortgagor I and Mortgagor II;

                  WHEREAS, Beacon Capital Partners, Inc., a Maryland corporation (the "STOCK OWNER"), is the legal and beneficial owner of 100% of the stock of Mortgagor Managing Entity (the "PLEDGED MANAGING ENTITY INTERESTS");

                  WHEREAS, the Borrower has requested Mezzanine Lender to make a loan to it in the aggregate principal amount of $35,000,000 (the "MEZZANINE LOAN"); and

                  WHEREAS, as a condition precedent to the obligation of Mezzanine Lender to make the Mezzanine Loan to the Borrower, Borrower has agreed to enter into a Pledge and Security Agreement, dated as of the date hereof, in favor of Mezzanine Lender (as amended, supplemented or otherwise modified from time to time, the "PLEDGE AGREEMENT"), pursuant to which Borrower shall grant to Mezzanine Lender a first priority security interest in the Pledged Company Interests and the Stock Owner shall grant to Mezzanine Lender a first priority security interest in the Pledged Managing Entity Interests and all proceeds of each thereof (collectively, the "COLLATERAL") as collateral security for the Mezzanine Obligations (as defined below);

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

                  1.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings ascribed to them below:

                  "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in control of, is controlled by or is under common ownership or control with such Person or is a director or officer of such Person or of an Affiliate of such Person. As used in this definition, the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "AGREEMENT": this Loan Agreement, as amended, supplemented or modified from time to time.

                  "ANNUAL BUDGET" shall mean the operating and capital budget for the Mortgaged Property setting forth Mortgagors' good faith estimate of Gross Revenue, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year.

                  "APPLICABLE INTEREST RATE" shall mean 13.08% per annum for the initial Interest Period and thereafter either (i) LIBOR plus the Spread with respect to any period when the Mezzanine Loan is a LIBOR Loan or (ii) the Substitute Rate plus the Substitute Spread with respect to any period when the Mezzanine Loan is a Substitute Rate Loan.

                  "APPROVED ANNUAL BUDGET":  as defined in Section 8.4.

                  "ASSIGNMENT OF CAP AGREEMENT" shall mean that certain Collateral Assignment of Interest Rate Cap Agreement between Borrower and Mezzanine Lender and acknowledged by the counterparty, and any other collateral assignment of the Interest Rate Cap Agreement hereafter delivered.

                  "BANKRUPTCY ACTION": Any of the following:

                           (A) taking any action that is intended to cause any of the Borrower or any of its Subsidiaries to become insolvent; or

                           (B) (i) commencing any case, proceeding or other action with respect to the Borrower or any of its Subsidiaries under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

                                    (ii) instituting proceedings to have the
                  Borrower or any of its Subsidiaries adjudicated as bankrupt or insolvent;

                                    (iii) consenting to the institution of
                  bankruptcy or insolvency proceedings against the Borrower or any of its Subsidiaries;

                                    (iv) filing a petition or consent to a
                  petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on behalf of any of the Subsidiaries of such Subsidiary's debt or on behalf of the Borrower of its debts under any federal or state law relating to bankruptcy;

                                    (v) seeking or consenting to the appointment
                  of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower or any of its Subsidiaries or a substantial portion of any of their respective properties;

                                    (vi) making any assignment for the benefit
                  of creditors of any of the Borrower or any of its Subsidiaries; or

                                    (vii) taking any action or causing any of
                  the Borrower or any of its Subsidiaries to take any action in furtherance of any of the foregoing.

                  "BCI" shall mean Beacon Capital Partners, Inc., a Maryland corporation, and any successor to all or substantially all of its assets, whether by merger, sale of assets or otherwise.

                  "BCLP" shall mean Beacon Capital Partners, L.P., a Delaware limited partnership, and any successor to all or substantially all of its assets, whether by merger, sale of assets or otherwise.

                  "BEACON" shall mean (i) BCI, and (ii) BCLP. The term "Beacon" shall also include the ownership interests of the officers and/or directors of BCI, PROVIDED that the aggregate of such ownership interests does not exceed five percent (5%) of the ownership interests of Beacon, direct or indirect, in Borrower.

                  "BORROWER": as defined in the introductory paragraph to this Agreement.

                  "BORROWER OPERATING AGREEMENT": the Limited Liability Company Agreement of Borrower, dated of even date herewith.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee (as defined in the Mortgage Loan Agreement) is located, or
(iii) the state where the servicing offices of the Servicer (as defined in the Mortgage Loan Agreement) are located.

                  "CAPITAL EXPENDITURES": for any period shall mean amounts expended for replacements and alterations to the Mortgaged Property and required to be capitalized according to GAAP.

                  "CASH MANAGEMENT AGREEMENT": the Cash Management Agreement, dated the date hereof, among Mortgagors, Mortgage Lender, Manager and LaSalle Bank National Association, as agent, and any extensions, renewals or modifications thereof.

                  "CASUALTY EVENT":  as defined in Section 2.7(a).

                  "CLOSING DATE": shall mean the date of funding of the Mezzanine Loan.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL":  as defined in the recitals to this Agreement.

                  "CONSUMER PRICE INDEX (CPI)": shall mean the "Consumer Price Index" or "CPI," for Boston-Lawrence-Salem, MA-NH for Urban Consumers, All Items, of the United States Bureau of Labor Statistics, 1982-84 = 100. If the Bureau of Labor Statistics substantially revises the manner in which the CPI is determined, an adjustment shall be made in the revised index which would produce results equivalent, as nearly as possible, to those which would be obtained if the CPI had not been so revised. If the 1982-84 average shall no longer be used as an index of 100, such change shall constitute a substantial revision. If the CPI becomes unavailable to the public because publication is discontinued, or otherwise, the Mezzanine Lender shall substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency reasonably acceptable to Borrower or, if no such index is available, then, subject to reasonable approval of Borrower, a comparable index published by a major bank, other financial institution, university or recognized financial publication shall be substituted.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.

                  "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Mezzanine Note.

                  "DEBT SERVICE COVERAGE RATIO" shall mean the ratio of (i) Underwritable Cash Flow for the twelve (12) full calendar month period immediately preceding the date of calculation to (ii) $17,500,000, PROVIDED that such amount of $17,500,000 shall be reduced by ten percent (10%) of any prepayments of principal made with respect to the Mortgage Loan or the Mezzanine Loan.

                  "DEFAULT": any of the events specified in Article 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

                  "DEFAULT RATE": the Applicable Interest Rate plus five percent (5%) per annum. In the event the Default Rate is greater than the maximum rate permitted by applicable law, the Default Rate shall be the maximum rate permitted by applicable law.

                  "DETERMINATION DATE" shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the beginning of such Interest Period.

                  "DOLLARS" and "$": dollars in lawful currency of the United States of America.

                  "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Rating Group, P-1 by Moody's Investors Service, Inc., D-1 by Duff & Phelps Credit Rating Co. and F-1+ by Fitch IBCA, Inc. in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch IBCA, Inc., Duff & Phelps Credit Rating Co. and Standard & Poor's Rating Group and "Aa2" by Moody's Investors Services, Inc. Any depository institution or trust company insured by the Federal Deposit Insurance Corporation which in not rated by all of the Rating Agencies may nonetheless qualify as an Eligible Institution if it has the requisite ratings by at least two of the Rating Agencies (at least one of which must be Standard & Poor's Rating Group).

                  "EVENT OF DEFAULT":  as defined in Article 7.

                  "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Mezzanine Loan.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

                  "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "GROSS REVENUE" shall mean all revenue computed on an accrual basis in accordance with GAAP (but without the so-called straightlining of Rents, as defined in the Mortgage Loan Agreement), derived from the ownership and operation of the Mortgaged Property from whatever source, including, but not limited to, Rents, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Mortgagors to any Governmental Authority, non-recurring revenues as reasonably determined by Mezzanine Lender, security deposits (except to the extent properly utilized to offset a loss of Rent), refunds and uncollectible accounts, proceeds of casualty insurance and Awards (as defined in the Mortgage Loan Agreement) (other than business interruption or other loss of income insurance related to business interruption or loss of income for the period in question), and any disbursements to Mortgagors from the Reserve Funds (as defined in the Mortgage Loan Agreement) or any other fund established by the Mortgage Loan Documents.

                  "GUARANTOR" shall mean, collectively, Beacon Capital Partners, L.P., a Delaware limited partnership, and PW Realty Partners, LLC, a Delaware limited liability company.

                  "INDEBTEDNESS" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if and to the extent that such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests,
(iv) all indebtedness of another Person guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

                  "INDEMNIFIED LIABILITIES":  as defined in Section 9.5.

                  "INDEPENDENT DIRECTOR": with respect to any SPC Party which is a corporation, a duly appointed member of the Board of Directors of such SPC Party reasonably satisfactory to Mezzanine Lender who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years, (i) a stockholder, director, officer, employee, partner, attorney or counsel of such corporation, Borrower, either of the Mortgagors or any Affiliate of any of them, (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with such corporation, Borrower or any Affiliate of either of them, (iii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. As used herein, the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "INTERCREDITOR AGREEMENT": the Intercreditor Agreement, dated April 14, 2000, between Mezzanine Lender and Mortgage Lender.

                  "INTEREST PERIOD" shall mean (a) for the first period hereunder, the period commencing on the Closing Date and ending on the last day of the calendar month in which the Closing Date occurs, and (b) for each period thereafter, the period commencing on the first (1st) day of each calendar month and ending on the last day of such calendar month.

                  "INSOLVENCY OPINION" shall mean that certain bankruptcy nonconsolidation opinion letter dated the date hereof delivered by Goulston & Storrs, P.C. in connection with the Mezzanine Loan.

                  "INTEREST RATE CAP AGREEMENT" means an Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Mezzanine Lender between Borrower and a counterparty reasonably acceptable to Mezzanine Lender with a rating by Standard & Poor's of at least "AA".

                  "LEGAL REQUIREMENTS" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgements, decrees and injunctions of Governmental Authorities affecting Borrower, either of the Mortgagors or the Mortgaged Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower or either of the Mortgagors, at any time in force affecting the Mortgaged Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Mortgaged Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

                  "LIBOR" shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Mezzanine Lender shall request the principal London office of any four major reference banks in the London interbank market reasonably selected by Mezzanine Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the then outstanding principal amount of the Mezzanine Loan. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City reasonably selected by Mezzanine Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time, on the applicable Determination Date for the then outstanding principal amount of the Mezzanine Loan. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined by Mezzanine Lender or its agent, acting in good faith, and, at Borrower's request, Mezzanine Lender shall provide Borrower with the basis for its determination.

                  "LIBOR LOAN" shall mean the Mezzanine Loan at any time when the Applicable Interest Rate is calculated at LIBOR plus the Spread in accordance with the provisions of Article 2 hereof.

                  "LIEN": any mortgage, deed of trust, lien, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or preference, priority or other pledge agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

                  "LIMITED GUARANTY" shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantor for the benefit of Mezzanine Lender.

                  "LIQUIDATION EVENT":  as defined in Section 2.7.

                  "LOAN TRANSFER":  as defined in section 9.17.

                  "LOAN TRANSFEREE":  as defined in Section 9.6.

                  "LONDON BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

                  "MAJOR LEASE" shall mean any lease (i) covering more than 25,000 square feet at the Mortgaged Property or (ii) made with a tenant that is a tenant under another lease at the Mortgaged Property or that is an Affiliate of any other tenant under a lease at the Mortgaged Property, if the leases together cover more than 25,000 square feet.

                  "MANAGEMENT AGREEMENT": any property management agreement or agreements entered into with the Manager, pursuant to which the Manager is to provide management and other services with respect to the Mortgaged Property.

                  "MANAGEMENT FEES": any property management fees payable in respect of the Mortgaged Property.

                  "MANAGER" shall mean Beacon Capital Partners Management, LLC and Spaulding and Slye Services Limited Partnership, or any other manager approved in accordance with the terms and conditions of the Mezzanine Loan Documents.

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (i) the business, operations, property or condition (financial or otherwise) of Borrower, any of its Subsidiaries or the Guarantor, (ii) the ability of Borrower, any of its Subsidiaries or Guarantor to pay or perform its respective obligations, liabilities and indebtedness under this Agreement or any of the other Mezzanine Loan Documents to which it is a party as such payment or performance becomes due in accordance with the terms hereof or thereof, or (iii) the rights, powers and remedies of the Mezzanine Lender under this Agreement or any of the other Mezzanine Loan Documents or the validity, legality or enforceability of this Agreement or any of the other Mezzanine Loan Documents.

                  "MATURITY DATE" shall mean May 1, 2002, as the same may be extended pursuant to 2.1(b) hereof, or such other date on which the final payment of principal of the Mezzanine Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

                  "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Mezzanine Note and as provided for herein or the other Mezzanine Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Mezzanine Loan.

                  "MEZZANINE CASH COLLATERAL AGREEMENT": the Mezzanine Cash Collateral Account Security, Pledge, Assignment and Control Agreement, dated the date of this Agreement, among Borrower, Mortgagors, Mezzanine Lender and LaSalle Bank National Association, as agent, and any extensions, renewals, amendments or modifications thereof.

                  "MEZZANINE DEBT SERVICE ACCOUNT": as defined in the Mezzanine Cash Collateral Agreement.

                  "MEZZANINE LENDER": as defined in the introductory paragraph to this Agreement.

                  "MEZZANINE LOAN": as defined in the recitals to this Agreement.

                  "MEZZANINE LOAN DOCUMENTS": the collective reference to this Agreement, the Mezzanine Note, the Pledge Agreement, the Mezzanine Cash Collateral Agreement, the Interest Rate Cap Agreement, the Limited Guaranty and any and all other agreements executed in connection herewith or therewith.

                  "MEZZANINE NET PROCEEDS" shall mean 20% of all "Net Proceeds" (as defined in the Mortgage Loan Agreement).

                  "MEZZANINE NOTE":  as defined in Section 2.2.

                  "MEZZANINE OBLIGATIONS": all obligations of the Borrower now or hereafter existing with respect to the Mezzanine Loan, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Borrower now or hereafter existing under this Agreement, the Mezzanine Note and all other Mezzanine Loan Documents.

                  "MEZZANINE RELEASE AMOUNT": with respect to the Release Parcels, the amount specified on Schedule 2 hereto.

                  "MONTHLY PAYMENT DATE" shall mean the first (1st) day of every calendar month occurring during the term of the Mezzanine Loan commencing on June 1, 2000.

                  "MORTGAGE": as defined in the recitals to this Agreement.

                  "MORTGAGE LENDER": as defined in the recitals to this Agreement.

                  "MORTGAGE LOAN": as defined in the recitals to this Agreement.

                  "MORTGAGE LOAN AGREEMENT": as defined in the recitals to this Agreement.

                  "MORTGAGE LOAN DOCUMENTS": the collective reference to the Mortgage Loan Agreement, the Mortgage Note, the Mortgage, the Cash Management Agreement, and any and all other documents executed in connection therewith.

                  "MORTGAGE NOTE": as defined in the recitals to this Agreement.

                  "MORTGAGED PROPERTY" as defined in the recitals to this Agreement.

                  "MORTGAGOR COMPANY AGREEMENT I": the First Amended and Restated Limited Liability Company Agreement of Mortgagor I, dated the date hereof, among Borrower, as member, Mortgagor I and Mortgagor Managing Entity.

                  "MORTGAGOR COMPANY AGREEMENT II": the First Amended and Restated Limited Liability Company Agreement of Mortgagor II, dated the date hereof, among Borrower, as member, Mortgagor II and Mortgagor Managing Entity.

                  "MORTGAGOR COMPANY AGREEMENTS": collectively, Mortgagor Company Agreement I and Mortgagor Company Agreement II.

                  "MORTGAGOR I":  as defined in the recitals to this Agreement.

                  "MORTGAGOR II":  as defined in the recitals to this Agreement.

                  "MORTGAGOR MANAGING ENTITY": as defined in the recitals to this Agreement.

                  "NET LIQUIDATION PROCEEDS": with respect to any Liquidation Event, all amounts paid to or received by or on behalf of the Mortgagors in connection with such Liquidation Event, less amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, and less (i) in the case of a foreclosure sale or Transfer of the Mortgaged Property in connection with realization thereon following an Event of Default under the Mortgage Loan, or other disposition, such reasonable and customary costs and expenses of sale or other disposition (including attorneys' fees and brokerage commissions), (ii) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents and
(iii) in the case of a refinancing of the Mortgage Loan or the Mortgaged Properties, such costs and expenses (including attorneys' fees) of such refinancing as shall be reasonably approved by Mezzanine Lender.

                  "OPERATING EXPENSES" shall mean all costs and expenses incurred by Mortgagors and computed on an accrual basis in accordance with GAAP relating to the operation, maintenance and management of the Mortgaged Property, including, without limitation, utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments, a management fee equal to the greater of three percent (3%) of annual rents or the actual management fee, $0.40 per rentable square foot of the Improvements (as defined in the Mortgage Loan Agreement) per annum with respect to capital costs, and $1.00 per rentable square foot of the Improvements per annum with respect to tenant rollover expenses, but excluding actual Rollover Expenditures (as defined in the Mortgage Loan Agreement), actual Capital Expenditures, Debt Service (as defined in the Mortgage Loan Agreement), depreciation, amortization and deposits required to be made to the Reserve Funds; provided, however such costs and expenses shall be subject to reasonable adjustment by Mezzanine Lender to normalize such costs and expenses.

                  "ORGANIZATIONAL DOCUMENTS" means, as to any Person, the certificate of incorporation and by-laws with respect to a corporation; the certificate of organization or formation and operating agreement with respect to a limited liability company; the certificate of limited partnership and partnership agreement with respect to a limited partnership; or any other organizational or governing documents of such Person.

                  "PAINEWEBBER" shall mean Paine Webber Real Estate Securities Inc., a Delaware corporation.

                  "PERMITTED PREPAYMENT DATE": May 1, 2001.

                  "PERMITTED TRANSFEREE" shall mean a corporation, partnership, limited liability company or other entity (i) acceptable to Mezzanine Lender in its sole discretion, (ii) that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies and (iii) whose counsel has delivered to Mezzanine Lender a non-consolidation opinion acceptable to Mezzanine Lender in its reasonable discretion.

                  "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLEDGE AGREEMENT": as defined in the recitals to this Agreement.

                  "PLEDGED COMPANY INTERESTS": as defined in the recitals to this Agreement.

                  "PLEDGED MANAGING ENTITY INTERESTS": as defined in the recitals to this Agreement.

                  "RATING AGENCIES": shall mean each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc., or any other nationally-recognized statistical rating agency which has been designated by Mortgage Lender and, after the final Securitization (as defined in the Mortgage Loan Agreement) of the Mortgage Loan, shall mean any of the foregoing that have rated and continue to rate any of the Securities (as defined in the Mortgage Loan Agreement). Notwithstanding the foregoing, if there has been a securitization of the Mezzanine Loan, the term "Rating Agencies" shall mean any of the rating agencies named above that have rated and continue to rate any of the certificates, notes or other securities issued in connection with such securitization.

                  "RELEASE PARCELS": the portions of the Mortgaged Property described on Schedule 2.

                  "REQUIREMENT OF LAW": as to any Person, the certificate of incorporation and by-laws with respect to a corporation; the certificate of organization and operating agreement with respect to a limited liability company; the certificate of limited partnership and partnership agreement with respect to a limited partnership, or any other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER": the chief financial officer or treasurer of the Borrower.

                  "SECONDARY MARKET TRANSACTION" means the sale of the Mortgage Note or the first successful public or private securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Mortgage Note.

                  "SINGLE PURPOSE ENTITY": a Person whose organizational documents contain, and who covenants that it shall comply, or cause compliance with, the provisions of Sections 5.1, 5.2, 5.3 and 5.5.

                  "SPC PARTY" shall mean: (i) in the case of Mortgagors, Mortgagor Managing Entity; (ii) in the case of Borrower, Kendall Athenaeum LLC;
(iii) in the case of Kendall Athenaeum LLC, Cambridge Kendall SPC, Inc; and (iv) any successor to any of the aforesaid entities provided that it will at all times comply with each of the representations, warranties and covenants contained in Section 5.2 hereof as if such representations, warranties and covenants were made directly by such SPC Party.

                  "SPREAD" shall mean 695 basis points.

                  "SPREAD MAINTENANCE PREMIUM" shall mean, in connection with a prepayment of all or any portion of the outstanding principal balance of the Mezzanine Loan pursuant to Section 2.4(b) or 2.3(g) hereof, an amount equal to the present value, discounted at LIBOR on the Closing Date, of all future installments of interest which would have been due under the Mezzanine Note through and including the Permitted Prepayment Date on the portion of the outstanding principal balance of the Mezzanine Loan being prepaid as if interest accrued on such portion of the principal balance being prepaid at an interest rate per annum equal to the 6.92%. The Spread Maintenance Premium shall be calculated by Mezzanine Lender and shall be final absent manifest error.

                  "SUBSIDIARY": as to any Person, any corporation, partnership, limited liability company or other entity in which such Person holds an equity interest which is more than 10% of the equity classes issued by such entity.

                  "SUBSTITUTE RATE" shall have the meaning set forth in Section 2.4(d).

                  "SUBSTITUTE RATE LOAN" shall mean the Mezzanine Loan at any time when the Applicable Interest Rate is calculated at the Substitute Rate plus the Substitute Spread in accordance with the provisions of Article 2 hereof.

                  "SUBSTITUTE SPREAD" shall have the meaning set forth in
Section 2.4(d).

                  "TRANSFER": to sell, assign, convey, transfer, pledge or otherwise dispose of, or where used as a noun, a sale, assignment, conveyance, transfer, pledge or other disposition.

                  "UNDERWRITABLE CASH FLOW" shall be as calculated by the Mezzanine Lender pursuant to the definition of "Underwritable Cash Flow" set forth in the Mortgage Loan Agreement.

                  "UNIFORM COMMERCIAL CODE": the Uniform Commercial Code as in effect in the State of New York or comparable law of any jurisdiction as in effect from time to time.

                  1.2      OTHER DEFINITIONAL PROVISIONS.

                  (a) Unless otherwise specified herein, all terms defined in this Agreement shall have such defined meanings when used in the Mezzanine Note or any certificate or other document made or delivered pursuant hereto.

                  (b) References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and the word "including" when used in this Agreement shall be deemed to be followed by the words "but not limited to".

                  (c) References to "determination" of or by the Mezzanine Lender shall be deemed to include reasonable good faith estimates by the Mezzanine Lender (in the case of quantitative determinations) and reasonable good faith beliefs by the Mezzanine Lender (in the case of qualitative determinations) and such reasonable determination shall be conclusive absent manifest error.

                  (d) Except as expressly set forth to the contrary in this Agreement or any other Mezzanine Loan Document, whenever the Mezzanine Lender is granted the right herein to act in its discretion or to grant or withhold consent, such right shall be exercised in Mezzanine Lenders sole and absolute discretion.

                  (e) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                  (f) The section and other headings contained in this Agreement or any other Mezzanine Loan Document and the Table of Contents preceding this Agreement or such other Mezzanine Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Mezzanine Loan Document or the interpretation thereof in any respect.

                  (g) Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or other Mezzanine Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity.

                  (h) Reference to any agreement (including this Agreement and any other Mezzanine Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.

                                   ARTICLE 2

                       AMOUNT AND TERMS OF MEZZANINE LOAN

                  2.1      MEZZANINE LOAN; MATURITY DATE.

                  (a) Mezzanine Lender shall make the Mezzanine Loan to the Borrower on the Closing Date in the principal amount of $35,000,000, on the terms and subject to the conditions of this Agreement, including satisfaction of the conditions contained in Section 4.1.

                  (b) The Mezzanine Loan is scheduled to mature on the Maturity Date, PROVIDED, Borrower will have two (2) options to extend the Maturity Date of the Mezzanine Loan for consecutive one (1) year periods. In order to exercise the first such extension right, Borrower shall deliver to Mezzanine Lender notice of such extension and all supporting financial data on or before January 1, 2002; and upon the giving of such notice of extension, and subject to the satisfaction of the conditions set forth below in this Section 2.1(b) on or before February 1, 2002, the Maturity Date as then in effect will be extended to May 1, 2003. In order to exercise the second such extension right, Borrower shall deliver to Mezzanine Lender notice of such extension and all supporting financial data on or before January 1, 2003; and upon the giving of such notice of second extension, and subject to the satisfaction of the conditions set forth below in this Section 2.1(b) on or before February 1, 2003, the Maturity Date as then in effect will be extended to May 1, 2004. The Maturity Date shall be extended pursuant to Borrower's notice as aforesaid, PROVIDED that the following conditions are satisfied: (i) no Event of Default shall be in existence either at the time of Borrower's notice or at February 1, 2002 or February 1, 2003 (as applicable), (ii) the Underwritable Cash Flow as determined by Mezzanine Lender, acting in good faith, as of February 1, 2002 or February 1, 2003 (as the case may be) shall be no less than $19,250,000 (less any Underwritable Cash Flow attributable to portions of the Mortgaged Property that have been released in accordance with Section 2.3(f) hereof or otherwise with Mezzanine Lender's consent), (iii) Borrower shall have obtained an Interest Rate Cap Agreement for the extended term with a 30-day LIBOR strike price of 8.35% based on a notional amount equal to the then outstanding principal balance of the Mezzanine Loan (PROVIDED that Borrower shall have the right to obtain an Interest Rate Cap Agreement with a higher strike price if Mezzanine Lender, in its sole and absolute discretion, has consented thereto) and such Interest Rate Cap Agreement shall have been collaterally assigned to Mezzanine Lender pursuant to an assignment in substantially the same form as the Assignment of Cap Agreement, and (iv) with respect to the second extension option, the first extension option shall have been properly exercised and Mezzanine Lender shall have received an extension fee in an amount equal to one quarter of one percent (0.25%) of the then outstanding principal balance of the Mezzanine Loan. If Borrower fails to exercise either extension option strictly in accordance with the provisions hereof, such extension option will automatically cease and terminate.

                  2.2 MEZZANINE NOTE. The Mezzanine Loan shall be evidenced by a promissory note of the Borrower (the "Mezzanine Note"), payable to the order of Mezzanine Lender and representing the obligation of the Borrower to pay the amount of the Mezzanine Loan, interest thereon as prescribed in Section 2.4, and all other amounts due hereunder. The Mezzanine Note shall (a) be dated the Closing Date, (b) be stated to mature on the Maturity Date, (c) bear interest for the period from the date hereof on the unpaid principal amount thereof at the Applicable Interest Rate and (d) be subject to repayment as provided in this Agreement unless otherwise earlier prepaid or accelerated in accordance with the terms hereof.

                  2.3      PREPAYMENTS.

                  (a) Borrower shall not have the right to prepay the Mezzanine Loan (in whole or in part) prior to the Permitted Prepayment Date except (i) pursuant to Section 2.3(f) in connection with a permitted release, (ii) pursuant to Section 2.3(b) in connection with the conversion of the Mezzanine Loan to a Substitute Rate Loan or a discrepancy in the calculation of Underwritable Cash Flow, (iii) pursuant to Section 2.3(c) or 2.3(e) hereof in connection with a Casualty of Condemnation (as defined in the Mortgage Loan Agreement), or (iv) pursuant to Section 2.3(g) hereof in connection with certain environmental investigations or assessments requested by Mortgage Lender. Borrower shall have the right, at its option, upon thirty (30) days prior written notice to Mezzanine Lender, to prepay the Mezzanine Loan in whole or in part at any time on or after the Permitted Prepayment Date, subject to the conditions set forth in this Section 2.3(a) and in Section 2.3(d). Additionally, Borrower shall have the right, at any time and from time to time, to prepay the Mezzanine Loan in part in connection with one or more permitted releases in accordance with
Section 2.3(f) hereof, PROVIDED that prior to the Permitted Prepayment Date any such prepayment shall be in an amount not to exceed the Mezzanine Release Amount for each related Release Parcel, plus any additional prepayment as may be required in order to satisfy the Debt Service Coverage Ratio test set forth in
Section 2.3(f) hereof. Any prepayment made in connection with a permitted release pursuant to Section 2.3(f) hereof shall be subject to a prepayment fee of one percent (1%) of the amount prepaid if made prior to the Permitted Prepayment Date. Subject to the provisions of Section 2.3(b), (c) and (e) below, any prepayment (including a prepayment made in connection with a permitted release) made during the period commencing on the Permitted Prepayment Date through and including October 31, 2001 shall be subject to a prepayment fee of one-half of one percent (0.5%) of the amount prepaid. Mezzanine Lender shall not be obligated to accept any prepayment unless it is accompanied by the prepayment fee, if any, due in connection therewith. Prepayments made after October 31, 2001 shall not be subject to any prepayment fee or penalty.

                  (b) If the Mezzanine Loan has been converted to a Substitute Rate Loan pursuant to Section 2.4(d) hereof for three (3) or more consecutive Interest Periods, Borrower shall have the right, upon thirty (30) days' prior written notice to Mezzanine Lender, to prepay the Mezzanine Loan in whole (but not in part) without prepayment fee or penalty. If the Mezzanine Lender does not consent to an extension of the Mezzanine Loan pursuant to Section 2.1(b) due to its determination that the Underwritable Cash Flow test under clause (ii) of said Section 2.1(b) has not been met, when the Mortgage Lender has agreed to such extension, the Borrower shall have the right, upon 10 days' prior written notice to Mezzanine Lender, to prepay the Mezzanine Loan in whole (but not in part) without prepayment fee or penalty.

                  (c) If a prepayment under Section 2.4.1(e) of the Mortgage Loan Agreement is made, Borrower shall have the right, upon thirty (30) days' prior written notice to Mezzanine Lender, to prepay the Mezzanine Loan in whole (but not in part) without prepayment fee or penalty.

                  (d) Any prepayment received by Mezzanine Lender pursuant to this Section 2.3 on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next Monthly Payment Date and such amounts (i.e., principal and interest prepaid by Borrower) shall be held by Mezzanine Lender as collateral security for the Mezzanine Loan in an interest bearing account at an Eligible Institution, with interest accruing on such amounts to the benefit of Borrower, and shall be applied by Mezzanine Lender on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists.

                  (e) On each date on which Mezzanine Lender actually receives a distribution of Mezzanine Net Proceeds, Borrower (a) shall, at Mezzanine Lender's option (and provided Mezzanine Lender makes such Mezzanine Net Proceeds available therefor) or (b) may, at its option (in which event Mezzanine Lender shall make such Mezzanine Net Proceeds available therefor), prepay the outstanding principal balance of the Mezzanine Note in an amount equal to the amount of such Mezzanine Net Proceeds, together with interest that would have accrued on such amount through the next Monthly Payment Date. Any prepayment (i.e., principal and interest) received by Mezzanine Lender pursuant to this
Section 2.3 on a date other than a Monthly Payment Date shall be held by Mezzanine Lender as collateral security for the Mezzanine Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Mezzanine Lender on the next Monthly Payment Date. Any prepayment pursuant to this Section 2.3(e) shall not be subject to any prepayment fee or penalty.

                  (f) In the event of a partial prepayment of the Mortgage Loan incident to a release of a Release Parcel in accordance with Section 11.25 of the Mortgage Loan Agreement, the Borrower shall, on the date of such release, prepay the Mezzanine Loan in an amount equal to the Mezzanine Release Amount for the Release Parcel being released, plus any additional prepayment as may be required in order to satisfy the Debt Service Coverage Ratio test set forth in the second to last sentence of this Section 2.3(f), and the Borrower shall deposit such amounts directly into the Mezzanine Debt Service Account to be applied in accordance with the terms of the Mezzanine Cash Collateral Agreement. Borrower hereby agrees to (i) the payment of any reasonable expenses incurred by Mezzanine Lender in connection with such release (including, without limitation, reasonable attorneys' fees) and any other amounts then due and owing to Mezzanine Lender pursuant to this Agreement and the other Mezzanine Loan Documents, and (ii) a prepayment fee (if any) in the amount required pursuant to
Section 2.3(a). All amounts paid to Mezzanine Lender in connection with a partial release shall either be paid on a Monthly Payment Date or shall include interest thereon through the next Monthly Payment Date. Borrower hereby agrees that it will not consent to a release pursuant to Section 11.25 of the Mortgage Loan Agreement unless it has provided the Mezzanine Lender evidence satisfactory to Mezzanine Lender that the Debt Service Coverage Ratio after giving effect to such release will equal or exceed the Debt Service Coverage Ratio immediately prior to such release. Borrower shall notify Mezzanine Lender of any proposed prepayment of the Mortgage Loan by Mortgagors under Section 11.25 of the Mortgage Loan Agreement not later than thirty (30) days prior to the date of such release. If a conveyance is made under Section 11.25(f) of the Mortgage Loan Agreement which is stated to be made for nominal consideration or if a lease is made under said Section 11.25(f) for nominal rent, the same will not be considered a breach of Section 5.1(d) hereof provided it is in effect a distribution of an asset to the indirect owner of either Mortgagor above the level of Borrower and a contribution of capital to the transferee of such deed or lessee under such lease, as the case may be.

                  (g) If a prepayment under Section 2.4.1(f) of the Mortgage Loan Agreement is made, Borrower shall prepay the Mezzanine Loan in whole (but not in part) simultaneously with the prepayment of the Mortgage Loan pursuant to said Section 2.4.1(f). Any prepayment of the entire Mezzanine Loan pursuant to this Section 2.3(g) shall be subject to payment of the Spread Maintenance Premium if such prepayment is made prior to the Permitted Prepayment Date, and shall be subject to the applicable prepayment fee, if any, provided for in
Section 2.3(a) if such prepayment is made on or after the Permitted Prepayment Date. Borrower's right to prepay the Mezzanine Loan in whole (but not in part) pursuant to this Section 2.3(g) shall be in addition to Borrower's rights to prepay the Mezzanine Loan in part pursuant to the third sentence of Section 2.3(a) and Section 2.3(f) hereof (subject to the applicable prepayment fee, if any, provided for in Section 2.3(a)), whether prior to the Permitted Prepayment Date or thereafter, including (without limitation) under circumstances where the assessment or investigation requested by Mortgage Lender relates solely to the portion of the Mortgaged Property to be released pursuant to Section 11.25 of the Mortgage Loan Agreement.

                  2.4      INTEREST RATE; REPAYMENT; PAYMENT DATES.

                  (a) Interest on the principal balance of the Mezzanine Loan outstanding from time to time shall accrue from the Closing Date up to and including the Maturity Date at the Applicable Interest Rate.

                  (b) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Mezzanine Loan shall accrue interest at the Default Rate, calculated from the date the Default occurred which led to such an Event of Default without regard to any grace or cure periods contained herein. If all or any part of the principal amount of the Mezzanine Loan is prepaid upon acceleration of the Mezzanine Loan following the occurrence of an Event of Default prior to the Permitted Prepayment Date, Borrower shall be required to pay Mezzanine Lender, in addition to all other amounts then payable hereunder, a prepayment fee equal to one percent (1%) of the amount of principal being repaid together with a Spread Maintenance Premium calculated with respect to the amount of principal being repaid.

                  (c) Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Mezzanine Lender of the Applicable Interest Rate, acting in good faith, shall be conclusive and binding for all purposes, absent manifest error.

                  (d) In the event that Mezzanine Lender shall have determined, acting in good faith (which determination shall be conclusive and binding upon Borrower absent manifest error), that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Mezzanine Lender shall, by notice to Borrower ("MEZZANINE LENDER'S NOTICE"), which notice shall set forth in reasonable detail such circumstances, establish the Applicable Interest Rate at Mezzanine Lender's then customary spread (the "SUBSTITUTE SPREAD"), taking into account the size of the Mezzanine Loan and the creditworthiness of Borrower, above a published index used for variable rate loans as reasonably determined by Mezzanine Lender (the "SUBSTITUTE RATE"), such change to become effective as of the first day of the next Interest Period. Mezzanine Lender's determination of the Substitute Rate and the Substitute Spread shall be made in a manner consistent with the manner in which Mezzanine Lender makes such determinations generally for its other similarly situated borrowers.

                  (e) If, pursuant to the terms of this Agreement, the Mezzanine Loan has been converted to a Substitute Rate Loan and Mezzanine Lender shall determine, acting in good faith (which determination shall be conclusive and binding upon Borrower absent manifest error), that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Mezzanine Lender shall give notice thereof to Borrower, and the Substitute Rate Loan shall automatically convert to a LIBOR Loan on the effective date set forth in such notice. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan to a Substitute Rate Loan.

                  (f) Intentionally Omitted.

                  (g) If any change in law, or any change in the interpretation of any existing or future law or the application thereof, shall hereafter make it unlawful for Mezzanine Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of Mezzanine Lender hereunder to make a LIBOR Loan shall be cancelled forthwith and (ii) Mezzanine Lender may give Borrower a Mezzanine Lender's Notice, establishing the Applicable Interest Rate at the Substitute Rate plus the Substitute Spread, in which case the Applicable Interest Rate shall be a rate equal to the Substitute Rate in effect from time to time plus the Substitute Spread. If permitted by law, such change shall not become effective until the expiration of the then current Interest Period. In the event the condition necessitating the cancellation of Mezzanine Lender's obligation to make or maintain a LIBOR Loan hereunder shall cease, Mezzanine Lender shall promptly notify Borrower of such cessation and the Mezzanine Loan shall resume its characteristics as a LIBOR Loan in accordance with the terms herein from and after the first day of the calendar month next following such cessation. Borrower hereby agrees promptly to pay Mezzanine Lender, upon demand, any additional amounts necessary to compensate Mezzanine Lender for any out-of-pocket costs incurred by Mezzanine Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Mezzanine Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Mezzanine Lender's notice of such costs, as certified to Borrower, shall be set forth in reasonable detail and Mezzanine Lender's calculation, made in good faith, shall be conclusive absent manifest error.

                  (h) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Mezzanine Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

                  (i) shall hereafter have the effect of reducing the rate of return on Mezzanine Lender's capital as a consequence of its obligations hereunder to a level below that which

         Mezzanine Lender could have achieved but for such adoption, change or compliance (taking into consideration Mezzanine Lender's policies with respect to capital adequacy) by any amount deemed by Mezzanine Lender to be material; or

                  (ii) shall hereafter impose on Mezzanine Lender any other condition the result of which is to increase the cost to Mezzanine Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Mezzanine Lender, upon demand, any additional amounts necessary to compensate Mezzanine Lender for such additional cost or reduced amount receivable which Mezzanine Lender deems to be material as reasonably determined by Mezzanine Lender. If Mezzanine Lender becomes entitled to claim any additional amounts pursuant to this Section 2.4(h), Mezzanine Lender shall provide Borrower with not less than thirty (30) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Mezzanine Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence, executed by an authorized signatory of Mezzanine Lender and submitted by Mezzanine Lender, acting in good faith, to Borrower, shall be conclusive in the absence of manifest error. This provision shall survive payment of the Mezzanine Note and the satisfaction of all other obligations of Borrower under this Agreement and the Mezzanine Loan Documents; provided that any request by Mezzanine Lender for payment of amounts owed by Borrower pursuant to this
Section 2.4(h) shall be made within thirty (30) days thereafter. Borrower shall not be obligated to pay any amounts which are due under this Section 2.4(h) which relate to periods more than ninety (90) days prior to the date Mezzanine Lender first gives Borrower notice of the factors which may cause Borrower to owe amounts under this Section 2.4(h). Prior to a securitization of the Mezzanine Loan, Mezzanine Lender shall only charge Borrower for amounts payable pursuant to this Section 2.4(h) if Mezzanine Lender is generally imposing such charges on its other similarly situated borrowers.

                  (i) Borrower agrees to indemnify Mezzanine Lender and to hold Mezzanine Lender harmless from any loss or expense (other than consequential and punitive damages) which Mezzanine Lender sustains or incurs as a consequence of (i) interest or fees, if any, payable by Mezzanine Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder by reason of any default by Borrower in payment of the principal of or interest on a LIBOR Loan, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not the Monthly Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Monthly Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees, if any, payable by Mezzanine Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder, and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate to the Substitute Rate plus the Substitute Spread with respect to any portion of the outstanding principal amount of the Mezzanine Loan then bearing interest at a rate other than the Substitute Rate plus the Substitute Spread on a date other than the Monthly Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees, if any, payable by Mezzanine Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the "Breakage Costs"). Whenever in this section the term "interest or fees payable by Mezzanine Lender to lenders of funds obtained by it" is used and no such funds were actually obtained from such lenders, it shall include interest or fees which would have been payable by Mezzanine Lender if it had obtained funds from lenders in order to maintain a LIBOR Loan hereunder. Mezzanine Lender will provide to Borrower a statement detailing such Breakage Costs and the calculation thereof. This provision shall survive payment of the Mezzanine Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Mezzanine Loan Documents; PROVIDED that any request by Mezzanine Lender for payment of amounts due pursuant to this Section 2.4(i) shall be made within thirty (30) days thereafter.

                  (j) Borrower shall pay to Mezzanine Lender on the Maturity Date the outstanding principal balance of the Mezzanine Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Mezzanine Note and the other Mezzanine Loan Documents.

                  (k) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Mezzanine Note shall be made to Mezzanine Lender not later than 2:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Mezzanine Lender's office, and any funds received by Mezzanine Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

                  (l) Whenever any payment to be made hereunder or under any other Mezzanine Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, during such extension.

                  (m) All payments required to be made by Borrower hereunder or under the Mezzanine Note or the other Mezzanine Loan Documents shall be made irrespective of, and without deduction for, any set-off, claim or counterclaim and shall be made irrespective of any defense thereto.

                  2.5 COMPUTATION OF INTEREST. Interest on the outstanding principal balance of the Mezzanine Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) the Applicable Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360 by (c) the outstanding principal balance.

                  2.6 INTEREST RATE CAP AGREEMENT. The Borrower shall maintain the Interest Rate Cap Agreement, at its sole cost and expense, at all times from the date hereof to (and including) the Maturity Date.

                  2.7 PAYMENTS UPON LIQUIDATION EVENT.

                  (a) In the event of (i) a Transfer of any Mortgaged Property in connection with realization thereon following an Event of Default under the Mortgage Loan, including without limitation a foreclosure sale, or (ii) any refinancing of the Mortgaged Properties or the Mortgage Loan (each, a "LIQUIDATION EVENT"), the Borrower shall cause any related Net Liquidation Proceeds received by Borrower to be deposited directly into the Mezzanine Debt Service Account and to be applied to prepayment of the Mezzanine Loan. In the event of (x) any casualty to the Mortgaged Property or any material portion thereof, or (y) any condemnation of the Mortgaged Property or any material portion thereof (each, a "CASUALTY EVENT), the Borrower shall cause any Mezzanine Net Proceeds received by Borrower to be deposited directly into the Mezzanine Debt Service Account and to be applied to prepayment of the Mezzanine Loan. The preceding sentence shall not, however, apply (A) if there is a Casualty Event and Mortgage Lender makes the Net Proceeds thereof available to the Mortgagors for Restoration (as defined in the Mortgage Loan Agreement), or
(B) with respect to any sums remitted to the Mortgagors pursuant to Section 5.3.2(g) of the Mortgage Loan Agreement.

                  (b) Borrower shall notify Mezzanine Lender of any Liquidation Event or Casualty Event not later than one Business Day following the first date on which Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of the Mortgaged Properties on the date on which a contract of sale for such sale is entered into, and as to a foreclosure sale, on the date notice of such foreclosure sale is given to Borrower or a Mortgagor, and (ii) a refinancing of the Mortgaged Properties, on the date on which a commitment for such refinancing has been entered into.

                  (c) The provisions of this Section 2.7 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Mortgaged Property or otherwise set forth in Section 6.5 or otherwise in this Agreement.

                  2.8      PAYMENT OF PRINCIPAL AND INTEREST.

                  (a) Borrower shall make a payment to Mezzanine Lender of interest only on the Closing Date for the initial Interest Period. Borrower shall make a payment to Mezzanine Lender of interest calculated in the manner set forth herein and a payment of principal as set forth in the amortization schedule for the entire Mezzanine Loan attached to the Mezzanine Note as Schedule A on each Monthly Payment Date to and including the Maturity Date. In the event that any prepayments of principal are made in connection with a partial release pursuant to Section 2.3(f) of this Agreement, however, the monthly payments of principal shall be reduced by the amount of the amortization attributable to the related Release Parcel as set forth on said Schedule A; no other prepayment of principal shall reduce the monthly payments of principal set forth on said Schedule A. Each payment shall be applied first to accrued and unpaid interest and the balance to principal.

                  (b) If an Event of Default shall have occurred and be continuing, the Mezzanine Lender shall apply amounts collected with respect to the Mezzanine Obligations in its own discretion.

                  2.9 USURY SAVINGS. This Agreement and the other Mezzanine Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Mezzanine Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Mezzanine Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Mezzanine Lender for the use, forbearance, or detention of the sums due under the Mezzanine Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Mezzanine Loan until payment in full so that the rate or amount of interest on account of the Mezzanine Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Mezzanine Loan for so long as the Mezzanine Loan is outstanding.

                  2.10 LATE PAYMENT CHARGE. If any principal (other than principal due at maturity) or interest is not paid by Borrower on the date on which it is due, Borrower shall pay to Mezzanine Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Mezzanine Lender in handling and processing such delinquent payment and to compensate Mezzanine Lender for the loss of the use of such delinquent payment; PROVIDED, HOWEVER, that Borrower shall not be required to pay such amount in connection with the failure to pay a monthly installment of Debt Service on the date due if sufficient funds were on deposit in the Mezzanine Debt Service Account on such date and Mezzanine Lender failed to apply same to the payment of Debt Service.

                  2.11 SERVICER. At the option of Mezzanine Lender, the Mezzanine Loan may be serviced by a servicer (the "SERVICER") selected by Mezzanine Lender and Mezzanine Lender may delegate all or any portion of its responsibilities under this Agreement and the other Mezzanine Loan Documents to the Servicer pursuant to a servicing agreement (the "SERVICING AGREEMENT") between Mezzanine Lender and Servicer. Borrower shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement. Borrower shall not be responsible for payment of the monthly servicing fee or any other fee due to the Servicer under the Servicing Agreement; Servicer shall, however, be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Mezzanine Lender is entitled thereto under the applicable provisions of this Agreement and the other Mezzanine Loan Documents.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

                  All of the representations and warranties contained in the Mortgage Loan Documents are hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Mortgage Lender or to whether the related Mortgage Loan Document has been repaid, defeased or otherwise terminated, unless otherwise consented to in writing by Mezzanine Lender.

                  In addition, in order to induce Mezzanine Lender to enter into this Agreement and to make the Mezzanine Loan provided for under this Agreement, Borrower hereby represents and warrants to Mezzanine Lender as follows:

                  3.1 SINGLE PURPOSE. Borrower and each of Borrower's Subsidiaries is a Single Purpose Entity.

                  3.2 LIMITED ASSETS AND LIABILITIES. Except for assets and liabilities, not material in the aggregate, that are incidental to its activities as member of Mortgagor I and/or as member of Mortgagor II, the assets of Borrower consist solely of the related Pledged Company Interests, and the liabilities of Borrower are limited to those created under this Agreement and the other Mezzanine Loan Documents.

                  3.3 EXISTENCE; COMPLIANCE WITH LAW. The Borrower and each of Borrower's Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified as a foreign limited liability company and in good standing under the laws of each jurisdiction where the conduct of its business or ownership of its properties requires such qualification, (iii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Mezzanine Loan Documents by it, and (iv) is in compliance with all Requirements of Law in all material respects.

                  3.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the power and authority to make, deliver and perform its obligations under the Mezzanine Loan Documents and to borrow hereunder and has taken all necessary action to authorize such borrowing and to authorize the execution, delivery and performance of each of the Mezzanine Loan Documents. No consent or authorization of, filing with or other act by or in respect of, any arbitrator or Governmental Authority or any other Person is required in connection with the borrowing hereunder or with the execution, delivery, performance, validity or enforceability of the Mezzanine Loan Documents, except for filings of financing statements in connection with Liens created pursuant to the Mezzanine Loan Documents. This Agreement has been, and each other Mezzanine Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Mezzanine Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 NO LEGAL BAR. To the best of Borrower's knowledge, the execution, delivery and performance of the Mezzanine Loan Documents, the borrowing hereunder and the use of the proceeds thereof will not violate any Requirement of Law, and will not result in, or require, the creation or imposition of any Lien (other than pursuant to the Pledge Agreement and

Mezzanine Cash Collateral Agreement) on any of the Borrower's assets pursuant to any Requirement of Law.

                  3.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower, any Subsidiary of the Borrower or Guarantor or against any of their respective assets, properties or revenues (a) with respect to any of the Mezzanine Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect, subject, however, to those matters set forth in Schedule 3 hereto.

                  3.7 NO CONTRACTUAL OBLIGATIONS. Other than the Mezzanine Loan Documents, the Borrower Operating Agreement and the Mortgagor Company Agreements, as of the date of this Agreement, the Borrower is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound, and has not incurred any Indebtedness, and prior to the date of this Agreement Borrower has not entered into any Contractual Obligation or any agreement, instrument or undertaking by which it or its assets are bound or incurred any Indebtedness.

                  3.8 NO BURDENSOME RESTRICTIONS. To the best of Borrower's knowledge, no Requirement of Law applicable to Borrower could reasonably be expected to have a Material Adverse Effect.

                  3.9 INVESTMENT COMPANY ACT AND OTHER STATUTES. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to any regulation under any federal or state statute or regulation (other than Resolutions of the Board of Governors of the Federal Reserve System) which limits its ability to incur indebtedness.

                  3.10 SUBSIDIARIES.

                  (a) Effective as of the consummation of the transactions contemplated by this Agreement, Beacon/PW Kendall LLC, a Delaware limited liability company, is a member-manager of the Borrower and owns a 99.3849% membership interest in the Borrower; and Kendall Athenaeum LLC, a Delaware limited liability company, is the other member-manager of the Borrower and owns a 0.6151% membership interest in the Borrower. The Borrower does not have any Subsidiaries other than the Mortgagors.

                  (b) The Borrower does not own any equity interests other than the related Pledged Company Interests.

                  3.11 ACCURACY AND COMPLETENESS OF INFORMATION. All information, reports and other papers and data with respect to the Borrower or any Mortgagor prepared by or for the Borrower or either Mortgagor and furnished to Mezzanine Lender were, at the time the materials were so furnished, and as of the date hereof are, complete and correct in all material respects, to the extent necessary to give Mezzanine Lender a true and accurate knowledge of the subject matter thereof in all material respects. No document furnished or statement made in writing to

Mezzanine Lender by the Borrower or either Mortgagor in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a material fact or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in light of the circumstances in which the same were made.

                  3.12 NO DEFAULT. As of the date hereof, no Default and no event that with the giving of notice and/or the lapse of time would constitute a Default exists.

                  3.13 ORGANIZATIONAL CHART. The organizational chart attached as Schedule 1 hereto, relating to the Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

                  3.14 FINANCIAL STATEMENTS. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been prepared by or for Borrower or either Mortgagor and delivered to Mezzanine Lender which cover the period since May 1, 1998 (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and
(iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Borrower, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

                  3.15 TAX FILINGS. Each Mortgagor has filed (or has obtained effective extensions for filing) all material federal, state and local tax returns required to be filed as of the date hereof and has paid or made adequate provision for the payment of all material federal, state and local taxes, charges and assessments before the date they would be delinquent from such Mortgagor (other than taxes being contested in good faith as permitted by the Mortgage Loan Documents).

                  3.16 SOLVENCY. The fair saleable value of Borrower's assets exceeds and will, immediately following the issuance and sale of the Mezzanine Note and the consummation of the other transactions contemplated to take place simultaneously therewith, exceed Borrower's liabilities, including subordinated, unliquidated, disputed and contingent liabilities. Borrower's assets do not and, immediately following the issuance and sale of the Mezzanine Note and the consummation of the other transactions contemplated to take place simultaneously therewith, will not constitute unreasonably insufficient capital to carry out its business as conducted or as proposed to be conducted. The Borrower does not intend to, and Borrower does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities) beyond its ability to pay such debts and liabilities as they mature.

                                   ARTICLE 4

                              CONDITIONS PRECEDENT

                  4.1 CONDITIONS PRECEDENT TO MEZZANINE LOAN. The obligation of Mezzanine Lender to make the Mezzanine Loan hereunder is subject to the satisfaction of the following conditions precedent:

                  (a) MEZZANINE LOAN DOCUMENTS. Mezzanine Lender shall have received, in form and substance satisfactory to Mezzanine Lender, duly executed copies of (i) this Agreement, (ii) the Mezzanine Note, (iii) the Pledge Agreement, (iv) the Mezzanine Cash Collateral Agreement, (v) the Intercreditor Agreement, (vi) the Interest Rate Cap Agreement, (vii) the Limited Guaranty, and
(viii) the other Mezzanine Loan Documents.

                  (b) LEGAL OPINION. Mezzanine Lender shall have received from counsel to Borrower reasonably satisfactory to Mezzanine Lender (i) an opinion letter as to enforceability and other matters in form and substance reasonably satisfactory to Mezzanine Lender, and (ii) an opinion letter as to certain bankruptcy related matters in form and substance reasonably satisfactory to Mezzanine Lender.

                  (c) CORPORATE PROCEEDINGS. Mezzanine Lender shall have received a copy of authorizations, in form and substance reasonably satisfactory to Mezzanine Lender, of BEACON/PW KENDALL LLC authorizing the execution, delivery and performance of the Mezzanine Loan Documents to which Borrower is a party and the granting of Liens thereunder, and the borrowing contemplated hereunder, in each case certified by the Secretary of Beacon Capital Partners, Inc., which certificate shall state that the authorizations thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance reasonably satisfactory to Mezzanine Lender.

                  (d) ORGANIZATIONAL DOCUMENTATION. Mezzanine Lender shall have received true and complete copies of (i) the Borrower Operating Agreement, certified as a complete and correct copy thereof by Beacon/PW Kendall LLC, and
(ii) the Mortgagor Company Agreements, certified as a complete and correct copy thereof by Borrower, and (iii) the Articles of Incorporation of the Mortgagor Managing Entity, certified as a complete and correct copy thereof by an authorized officer of the Mortgagor Managing Entity or by the Mortgagors, and Mezzanine Lender shall have approved each of the foregoing documents.

                  (e) NO VIOLATION. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor cause Borrower, any Mortgagor or Mezzanine Lender to be in any violation of, any Requirement of Law.

                  (f) INCUMBENCY CERTIFICATES. Mezzanine Lender shall have received a certificate as to the signature of the officers of or on behalf of the Borrower executing each Mezzanine Loan Document to which Borrower is a party and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such officers.

                  (g) FEES AND EXPENSES. Mezzanine Lender shall have received payment of all reasonable out-of-pocket costs and expenses of Mezzanine Lender that shall have been invoiced to the Borrower and are required to be paid by the Borrower under this Agreement.

                  (h) GOOD STANDING CERTIFICATES. Mezzanine Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing and, if applicable, qualification to do business of Borrower, the Mortgagor Managing Entity and each Mortgagor from their respective states of organization and each state in which the conduct of their business or ownership of their properties requires them to be qualified to do business.

                  (i) INITIAL BUDGET. Mezzanine Lender shall have received an Annual Budget for the Mortgaged Property for the period commencing on January 1, 2000 and ending on December 31, 2000 (the "INITIAL BUDGET").

                  (j) ADDITIONAL MATTERS. The Borrower shall have executed and delivered such other documents, instruments, certificates and/or opinions as the Mezzanine Lender may reasonably request on or prior to funding of the Mezzanine Loan. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Mezzanine Lender and its counsel.

                  (k) MORTGAGE LOAN. The Mortgage Loan shall have closed.

                                   ARTICLE 5

                           ADDITIONAL REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

                  5.1 SINGLE PURPOSE ENTITY/SEPARATENESS. Borrower hereby represents and warrants to Mezzanine Lender as of the date hereof and (unless otherwise consented to by Mezzanine Lender) covenants and/or agrees (as the case may be) as follows:

                  (a) Each of the Borrower and Mortgagors and the Mortgagor Managing Entity shall engage solely in the following business and shall not conduct its business in any manner inconsistent with the following: (i) in the case of Borrower, owning a 100% membership interest in Mortgagor I and a 100% membership interest in Mortgagor II, borrowing and giving security for the Mezzanine Loan pursuant to the terms of the Mezzanine Loan Documents and performing all acts required or permitted under the Mezzanine Loan, and transacting any and all lawful business for which a limited liability company may be organized under the Delaware Limited Liability Act that is incident, necessary and appropriate to the foregoing; (ii) in the case of each Mortgagor, owning, holding, selling, leasing, developing, financing, refinancing, transferring, exchanging, operating and managing the Mortgaged Property owned by such Mortgagor, borrowing and giving security for the Mortgage Loan pursuant to the terms of the Mortgage Loan Documents and performing all acts required or permitted under the Mortgage Loan, and transacting any and all lawful business for which a limited liability company may be organized under the laws regarding, and engaging in such other lawful activities permitted to, limited liability companies under the statute under which such Mortgagor is formed as are necessary, incidental or appropriate in connection therewith; and (iii) in the case of the Mortgagor Managing Entity, acting as non-member manager of each Mortgagor and engaging in such activities as are necessary, incidental or advisable in connection therewith.

                  (b) The Borrower does not own or will not own any asset or property other than (i) the Pledged Company Interests and (ii) incidental personal property necessary for the ownership of such interests. The Mortgagor Managing Entity does not own nor will it own any asset or property other than
(i) an ownership interest (if any) in the entity set forth in Schedule I and
(ii) incidental personal property necessary for the ownership of such interests. None of the Mortgagors will engage in any business other than the ownership, management and operation of the Mortgaged Property, and each Mortgagor will conduct and operate its business as presently conducted and operated in all material respects. The Borrower will not engage in any business other than the ownership of the Pledged Company Interests, and will conduct and operate its business as presently conducted and operated in all material respects.

                  (c) [Reserved].

                  (d) None of the Mortgagors or the Borrower will enter into any contract or agreement with any Affiliate of such Mortgagor or Borrower or any constituent party of such Mortgagor or Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's length basis with third parties other than any such party.

                  (e) Neither Borrower, either Mortgagor nor the Mortgagor Managing Entity has any outstanding Indebtedness for borrowed money, and, notwithstanding any other provision of this Agreement, and so long as any obligations under the Mezzanine Note remain outstanding and have not been discharged in full, neither Borrower, either Mortgagor nor the Mortgagor Managing Entity will (and Borrower agrees that it will not permit either Mortgagor to, and will cause each Mortgagor to cause the Mortgagor Managing Entity not to) incur any Indebtedness, other than (x) in the case of Borrower and Mortgagor Managing Entity, unsecured trade payables and operational debt not evidenced by a note and in an aggregate amount (for each such entity) not exceeding $100,000 at any one time, PROVIDED that such trade payables and operational debt shall be not more than ninety (90) days past due and incurred in the ordinary course of business, and (y) in the case of Mortgagors, Indebtedness of the types described in clauses (ii) and (iii) of Section 3.1.24(d) of the Mortgage Loan Agreement (subject to the limitations contained therein); PROVIDED, FURTHER, HOWEVER, each Mortgagor is authorized to execute, deliver and perform the Mortgage Note, the Mortgage and the other Mortgage Loan Documents and Borrower is authorized to execute, deliver and perform the Mezzanine Loan Documents;

                  (f) None of the Mortgagors or the Borrower has made, and none of the Mortgagors or the Borrower will make, any loans or advances in the nature of loans to any third party (including any Affiliate or constituent party of the Mortgagors or Borrower), and shall not acquire obligations or securities of its Affiliates.

                  (g) Each Mortgagor and the Borrower is and will remain solvent and the Borrower and each Mortgagor will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from their own assets as the same shall become due.

                  (h) Each Mortgagor and the Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and none of the Mortgagors or the Borrower will, nor will any Mortgagor or the Borrower permit its respective SPC Party to, amend, modify or otherwise change the certificate of formation, articles of incorporation and bylaws, limited liability company agreement or other organizational documents of such Mortgagor, Borrower or SPC Party in any manner that (i) violates the single purpose covenants set forth in this Section 5.1, or
(ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Mortgage Loan or the Mezzanine Loan is outstanding or by its terms cannot be modified without Mezzanine Lender's consent.

                  5.2 OPERATIONAL MATTERS. Notwithstanding any other provision of this Agreement, and so long as any obligations secured by the Mortgage remain outstanding and have not been discharged in full, Borrower and each Mortgagor and the Mortgagor Managing Entity shall do all of the following (and Borrower shall cause each Mortgagor, and shall cause each Mortgagor to cause the Mortgagor Managing Entity, to do all of the following) unless otherwise consented to by Mezzanine Lender:

                  (a) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party; PROVIDED, HOWEVER, that each such Person's assets may be included in a consolidated financial statement of each such Person's Affiliates if (i) inclusion on such a consolidated financial statement is required to comply with the requirements of GAAP, (ii) such consolidated financial statements shall contain a footnote to the effect that each such Person's assets are owned by such Person, and (iii) such assets shall be listed on such Person's own separate balance sheet. Except as permitted under the preceding sentence, each such Person's assets will not be listed as assets on the financial statement of any other entity; PROVIDED, HOWEVER, that such restriction shall not preclude any Person from listing its ownership interests in any such Person as an asset on its financial statement. Each such Person will file its own tax returns and will not file a consolidated federal income tax return with any other Person unless specifically mandated by applicable law or unless such Person is treated as a disregarded entity. Each such Person shall maintain its books, records, resolutions and agreements as official records;

                  (b) hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate or any constituent party), correct any known misunderstanding regarding its status as a separate entity, conduct business in its own name, not identify itself or any of its Affiliates as a division or part of the other, and maintain and utilize separate stationery, invoices and checks bearing its own name;

                  (c) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (d) not seek or effect the liquidation, dissolution, winding-up, liquidation, consolidation or merger, in whole or in part, of Borrower;

                  (e) not commingle its funds and other assets with those of any Affiliate or constituent party or any other Person, and will hold all of its assets in its own name;

                  (f) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person;

                  (g) not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person;

                  (h) Borrower and each Mortgagor will at all times have as its managing member or non-member manager or special manager the applicable SPC Party whose sole asset is its interest, if any, in such entity and each such SPC Party will at all times comply, and will cause such entity to comply, with each of the representations, warranties, and covenants contained in this Section 5.2 as if such representation, warranty or covenant was made directly by such SPC Party. Upon the withdrawal or the disassociation of an SPC Party from such entity, such entity shall immediately appoint a new SPC Party whose articles of incorporation or limited liability company agreement are substantially similar to those of such SPC Party and deliver a new non-consolidation opinion to the Mezzanine Lender with respect to the new SPC Party and its equity owners;

                  (i) at all times cause there to be at least two Independent Directors of each SPC Party that is a corporation reasonably satisfactory to Mezzanine Lender;

                  (j) not cause or permit the board of directors of any SPC Party that is a corporation to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of such SPC Party unless at the time of such action there shall be at least two members who are each an Independent Director;

                  (k) conduct its business so that the assumptions made with respect to such entity in the Insolvency Opinion shall be true and correct in all material respects. In connection with the foregoing, it hereby covenants and agrees that it will comply with, or cause the compliance with, (i) all of the facts and assumptions (whether regarding the Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all the representations, warranties and covenants in this Section 5.2, and (iii) all the organizational documents of the Borrower, the Mortgagors and any SPC Party;

                  (l) not permit any Affiliate or constituent party independent access to its bank accounts;

                  (m) pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations; and

                  (n) compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

                  5.3 AMENDMENTS. None of the Mortgagors or the Borrower will, nor will any Mortgagor or the Borrower permit any SPC Party to, amend, modify or waive or seek a waiver of any of the Organizational Documents of such Mortgagor, Borrower or SPC Party without Mezzanine Lender's consent in any manner that (i) violates the single purpose covenants set forth in Sections 5.1, 5.2 or 5.5, or
(ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Mortgage Loan or the Mezzanine Loan is outstanding or by its terms cannot be modified without Mezzanine Lender's consent.

                  5.4 MANAGER. Borrower, as sole member and a manager of Mortgagors, will at all times comply, and will cause each Mortgagor to comply, with each of the representations, warranties and covenants contained in Sections
5.1 and 5.2. Borrower's SPC Party will at all times comply, and Borrower's managing members will cause Borrower to comply, with each of the representations, warranties and covenants contained in Sections 5.1 and 5.2 as if such representation, warranty or covenant was made directly by the Borrower's SPC Party.

                  5.5 INDEPENDENT DIRECTORS; BANKRUPTCY ACTION.

                  (a) Notwithstanding any other provision of this Agreement, and so long as any obligations under the Mezzanine Loan Documents remain outstanding and have not been discharged in full, each SPC Party that is a corporation at all times shall have at least two Independent Directors. No resignation or removal of an Independent Director shall be effective until such successor shall have accepted his or her appointment as an Independent Director by a written instrument. In the event of a vacancy in the position of Independent Director, the Borrower or Mortgagor (as the case may be), subject to the approval of the Mezzanine Lender, which approval shall not be unreasonably withheld or delayed, shall, as soon as practicable, cause the SPC Party to appoint a successor Independent Director. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliates of the entity for which it is serving as Independent Director.

                  (b) Notwithstanding any other provision of this Agreement, and so long as any obligations secured by the Mortgage remain outstanding and have not been discharged in full, no Borrower or any Mortgagor or SPC Party or any other Person shall have any authority to take any Bankruptcy Action on behalf of Borrower or any Mortgagor or such SPC Party, or cause or permit Borrower or any Mortgagor or SPC Party to take any Bankruptcy Action, without in each case the prior written consent of both Independent Directors.

                  5.6 INTEREST RATE CAP. The Borrower shall cause the Mortgagors to maintain an interest rate cap agreement as required under the Mortgage Loan.

                  5.7 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower and each of its Subsidiaries shall: (a) preserve, renew and keep in full force and effect its existence, (b) engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business and (c) comply in all material respects with all Requirements of Law. Notwithstanding the foregoing, after prior notice to Mezzanine Lender, Borrower and/or each of its Subsidiaries, at its own expense, may suspend such compliance and contest by appropriate legal proceeding, conducted in good faith and with due diligence, the validity or applicability of any Legal Requirements to Borrower, such Subsidiaries and/or the Mortgaged Property, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) Borrower or any of its Subsidiaries shall establish to Mezzanine Lender's reasonable satisfaction that neither the Mortgaged Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated canceled or lost; (iv) Borrower or such Subsidiaries shall promptly upon final determination thereof comply with such resulting Legal Requirements, and shall pay all costs, interest and penalties which may be payable in connection therewith; and (v) unless deposited with Mortgage Lender pursuant to the Mortgage Loan Agreement, Borrower shall deposit with Mezzanine Lender cash, or other security as may be approved by Mezzanine Lender, in an amount equal to 105% of the amount of all costs, interest and penalties that may be assessed against Borrower or such Subsidiaries as a result of such non-compliance.

                  5.8 INSPECTION OF MORTGAGED PROPERTY; BOOKS AND RECORDS;
                      DISCUSSIONS; CONSENTS.

                  (a) The Borrower and each of its Subsidiaries shall keep proper books of records and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Mezzanine Lender upon reasonable prior notice to such Person to examine and make abstracts from any of the books and records of such Person, at any reasonable time during normal business hours and as often as may reasonably be desired, and to discuss the business and financial and other condition of such Person with officers of such Person and the accountants and other representatives of such Person.

                  (b) Representatives of Mezzanine Lender shall be permitted upon reasonable prior notice to Borrower at any reasonable time during normal business hours and as often as may reasonably be desired to examine the Mortgaged Property and to discuss the business and financial and other condition of the Mortgagors with officers of such Mortgagors and the accountants and other representatives of such Mortgagors.

                  5.9 NOTICES. Borrower shall give notice, or cause notice to be given, to Mezzanine Lender promptly upon the occurrence of:

                  (a) any Default;

                  (b) any default or event of default under any Contractual Obligation of Borrower or, to the knowledge of Borrower, of any of the Mortgagors, Mortgagor Managing Entity or Guarantor that could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting Borrower or, to the knowledge of the Borrower, affecting any of the Mortgagors or Guarantor which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                  (d) a change in the business, operations, property or financial or other condition or prospects of Borrower or, to the knowledge of Borrower, any of the Mortgagors, the

Mortgagor Managing Entity or Guarantor which could reasonably be expected to have a Material Adverse Effect.

                  Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, Borrower or, to the knowledge of Borrower, the Mortgagors, the Mortgagor Managing Entity or Guarantor proposes to take with respect thereto.

                  5.10 SPECIAL DISTRIBUTIONS. On each date on which amounts are required to be disbursed to the Mezzanine Debt Service Account pursuant to the terms of the Mezzanine Cash Collateral Agreement or are required to be paid to Mezzanine Lender under any of the Mezzanine Loan Documents, the Borrower shall exercise its rights under the related Mortgagor Company Agreement, the Cash Management Agreement and/or the Mezzanine Cash Collateral Agreement to cause the Mortgagors to make to Borrower a distribution in an aggregate amount such that Mezzanine Lender shall receive the amount required to be disbursed to the Mezzanine Debt Service Account or otherwise paid to Mezzanine Lender on such date.

                  5.11 REPORTS, ETC. Borrower shall furnish, or cause to be furnished, to Mezzanine Lender copies of all financial statements, reports, budgets and summaries required to be delivered to Mortgage Lender under the Mortgage Loan Documents (including, without limitation, those set forth in Section 4.1.6 of the Mortgage Loan Agreement), to the extent the same are provided to Borrower from the Mortgagors pursuant to the Mortgagor Company Agreements, at the same time as each such document is furnished to the Mortgage Lender. Any financial information which is required by the Mortgage Loan Agreement to be certified to Mortgage Lender shall also be certified to Mezzanine Lender.

                  5.12 FINANCIAL STATEMENTS. Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs of Borrower. Mezzanine Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Mezzanine Lender shall desire.

                  5.13 CURING. Mezzanine Lender shall have the right, but shall not have the obligation, to exercise the Borrower's rights, to the extent Borrower shall have the same, under the applicable Mortgagor Company Agreement
(a) to cure a default by the related Mortgagor under the Mortgage Loan and (b) to satisfy any Liens, claims or judgments against the Mortgaged Property (except for Liens permitted by the Mortgage Loan Documents), unless, in the case of either (a) or (b), Borrower or the related Mortgagor shall be diligently pursuing remedies to cure to Mezzanine Lender's reasonable satisfaction. The Borrower shall reimburse Mezzanine Lender on demand for any and all costs incurred by Mezzanine Lender in connection with curing such a default by any of the Mortgagors under the Mortgage Loan or satisfying any Liens, claims or judgments against the Mortgaged Property.

                  5.14 FURTHER ASSURANCES. Borrower shall at any time and from time to time, upon the reasonable request of Mezzanine Lender, and at the sole expense of the Borrower, promptly and duly execute and deliver such further instruments and documents and take such further actions as Mezzanine Lender may reasonably request to carry out and obtain and preserve the full benefits of this Agreement and the other Mezzanine Loan Documents and of the rights and powers granted herein and therein.

                  5.15 INDEMNIFICATION. Borrower shall indemnify Mezzanine Lender against any claims for brokerage fees or commissions asserted in connection with the Mezzanine Loan and pay all expenses incurred by Mezzanine Lender in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

                                   ARTICLE 6

                               NEGATIVE COVENANTS

                  6.1 SINGLE PURPOSE EXISTENCE AND SEPARATENESS OF ENTITIES.

                  (a) None of the Borrower or its Subsidiaries shall: (i) take any actions in violation of its organizational documents, or that would otherwise adversely affect its existence as a Single Purpose Entity, (ii) amend, modify, waive or terminate, without the prior written consent of Mezzanine Lender, the Borrower Operating Agreement or the Articles of Incorporation of the Mortgagor Managing Entity or any of their respective other organizational documents in any manner that (x) violates the single purpose covenants as set forth in Sections 5.1, 5.2, 5.3 or 5.5 or (y) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Mortgage Loan or the Mezzanine Loan is outstanding or by its terms cannot be modified without Mezzanine Lender's consent, or (iii) consent to the amendment, modification, waiver or termination, without the prior written consent of Mezzanine Lender, which shall not be unreasonably withheld or delayed, of any of the Mortgage Loan Documents.

                  (b) None of the Borrower or its Subsidiaries shall (i) cause or permit the Collateral or other assets or property of Borrower to be subject to any Lien other than as provided for or permitted in the Mezzanine Loan Documents or cause or permit any assets or property of any Mortgagor to be subject to any Lien other than as provided for or permitted by the Mortgage Loan Documents, and subject to Mortgagors' contest rights set forth in the Mortgage Loan Agreement, (ii) acquire the assets of any other Person, except those owned as of the date hereof, (iii) make any material changes in Borrower's present method of conducting business, or (iv) loan money to any Person.

                  6.2 LIMITATION ON SECURITIES ISSUANCES. None of the Borrower or any of its Subsidiaries shall issue any membership interests or other securities other than those that have been issued as of the date hereof.

                  6.3 LIMITATIONS ON DISTRIBUTIONS. Following the occurrence and during the continuance of an Event of Default (and, in the case of an Event of Default for which Borrower is not entitled to notice, after notice thereof), the Borrower shall not make any distributions to its members.

                  6.4 LIENS. None of the Borrower or its Subsidiaries shall take any action that would impair the Lien created under this Agreement, the Pledge Agreement, the Mezzanine Cash Collateral Agreement or any other Mezzanine Loan Document.

                  6.5 OTHER LIMITATIONS. Prior to the payment in full of the Mezzanine Obligations, none of the Borrower or its Subsidiaries shall, without the prior written consent of Mezzanine Lender (which may be furnished or withheld at its sole and absolute discretion, except in the case of clause (c) below in which case Mezzanine Lender's consent shall not be unreasonably withheld or delayed), give its consent or approval to any of the following actions or items:

                  (a) except as permitted by the terms of Section 8.1, (i) any refinance of the Mortgage Loan, (ii) any prepayment in full of the Mortgage Loan, or (iii) any Transfer of the Mortgaged Property or any portion thereof,

                  (b) putting any additional voluntary Liens on the Mortgaged Property;

                  (c) any modification, amendment, consolidation, spread, restatement, waiver or termination of any of the Mortgage Loan Documents;

                  (d) for so long as an Event of Default continues to exist, approve the terms of any Annual Budget;

                  (e) the distribution to the members of any Mortgagor of property other than cash, cash equivalents or any Release Parcel;

                  (f) except (i) as set forth in an Approved Annual Budget, if applicable, or (ii) except as permitted under the Mortgage Loan Documents (including, without limitation, pursuant to any lease approved by Mortgage Lender or entered into without such approval pursuant to the terms of the Mortgage Loan Agreement; provided, however, that in the case of a Major Lease which is not affirmatively approved by Mortgage Lender pursuant to the terms of the Mortgage Loan Agreement, such Major Lease must be approved or deemed approved by Mezzanine Lender pursuant to Section 6.7), any (A) improvement, renovation or refurbishment of all or any part of the Mortgaged Property to a materially higher standard or level than that of comparable properties in the same market segment and in the same geographical area as the Mortgaged Property,
(B) removal, demolition or material alteration of the improvements or equipment on the Mortgaged Property or (C) material increase in the square footage or gross leasable area of the improvements on the Mortgaged Property if a material portion of any of the expenses in connection therewith are paid or incurred by the applicable Mortgagor;

                  (g) any material change in the method of conduct of the business of the Borrower or any of its Subsidiaries (including the entering into of an operating lease with respect to any hotel); or

                  (h) except as required or permitted by the Mortgage Loan Documents, any determination to restore the Mortgaged Property after a casualty or condemnation.

                  6.6 CONTRACTUAL OBLIGATIONS. Other than the Mezzanine Loan Documents, the Borrower Operating Agreement (and the initial membership interests in Borrower issued pursuant thereto) and the Mortgagor Company Agreements, none of the Borrower or its assets shall be subject to any Contractual Obligations, and the Borrower shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such liabilities, not material in the aggregate, that are incidental to its activities as a member of a Mortgagor.

                  6.7 MAJOR LEASES. The Borrower shall not without the prior written consent of the Mezzanine Lender, which shall not be unreasonably withheld, conditioned or delayed, give its consent or approval to a Mortgagor's entering into any Major Lease or any amendment, modification or non-default termination of any such Major Lease (other than amendments or modifications entered into pursuant to or in implementation of options or rights contained in such Major Lease and other than terminations entered into pursuant to or in implementation of rights of a tenant contained therein); PROVIDED, HOWEVER, that if Mezzanine Lender fails to respond to a request by Borrower for such approval within ten (10) Business Days after its receipt of the final proposed Major Lease (or amendment, modification or non-default termination) and all information reasonably required by Mezzanine Lender in order to adequately review such request, including, without limitation (in connection with the approval of a Major Lease), blacklined copies of such Major Lease marked to show the changes against the form of lease, Mezzanine Lender shall be conclusively deemed to have approved such Major Lease (or amendment, modification or non-default termination); provided that (in connection with the approval of a Major Lease) blacklined copies of interim drafts of such Major Lease were provided to Mezzanine Lender. If Mortgage Lender consents to or approves any Major Lease (or amendment, modification or non-default termination thereof), which has not been consented to or approved by Mezzanine Lender, Borrower may nevertheless proceed with the transaction.

                                   ARTICLE 7

                                EVENTS OF DEFAULT

                  7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall be deemed the occurrence of an "EVENT OF DEFAULT":

                  (a) Borrower shall fail to pay any principal or any interest on the Mezzanine Note when due in accordance with the terms thereof or hereof; or

                  (b) Borrower shall fail to pay any amount payable (other than pursuant to clause (a)) pursuant to this Agreement, the Mezzanine Note or any other Mezzanine Loan Document when due and payable in accordance with the provisions hereof or thereof, and such failure is not cured within a period of five (5) Business Days after notice thereof; or

                  (c) If any representation or warranty made by Borrower herein or in any other Mezzanine Loan Document or in any report, certificate, financial statement or other instrument, agreement or document prepared by or on behalf of Borrower and furnished to Mezzanine Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided that Borrower shall have twenty (20) days after notice from Mezzanine Lender to cure in a manner satisfactory to Mezzanine Lender any such breach of a representation or warranty that is susceptible to cure, except that Borrower shall have no opportunity to cure any breach of a representation or warranty (A) made to the best of Borrower's knowledge (i.e., which Borrower knew was false when made), (B) that was otherwise intentionally misrepresented, or (C) made pursuant to Section 5.1 hereof;

                  (d) Any of the Borrower or Borrower's Subsidiaries (as applicable) shall breach in any material respect any of the terms of:

                  (i) Section 2.7(a) (Payments upon Liquidation Event);

                  (ii) Take any Bankruptcy Action in violation of Section 5.5(b) (Independent Directors);

                  (iii) Borrower takes any action to prevent Section 5.10 (Special Distributions) from being complied with;

                  (iv) Section 6.2 (Limitation on Securities Issuances);

                  (v) Section 6.3 (Limitations on Distributions);

                  (vi) Section 6.4 (Liens), if Borrower takes any action which is intended to cause a violation of Section 6.4; or

                  (vii) Section 6.5 (a) or (b) (Limitations on Transfers and additional Liens).

                  (e) if (A) there is a transfer of title to Borrower's ownership interest in the Mortgagors or either of them, (B) there is a transfer of title to any direct or indirect interest in Borrower in violation of Section
8.3 hereof, or (C) Borrower voluntarily breaches or permits any other breach of
Section 8.3 hereof.

                  (f) If any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Mezzanine Lender in connection with the Mezzanine Loan, or in any other non-consolidation opinion delivered subsequent to the closing of the Mezzanine Loan, is or shall become untrue in any material respect;

                  (g) If a receiver, liquidator or trustee shall be appointed for Borrower, any Mortgagor or the SPC Party or if Borrower, any Mortgagor or the SPC Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any Mortgagor or the SPC Party, or if any proceeding for the dissolution or liquidation of Borrower or any Mortgagor shall be instituted; PROVIDED, HOWEVER, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, any Mortgagor or the SPC Party, upon the same not being discharged, stayed or dismissed within sixty (60) days;

                  (h) Any Mezzanine Loan Document shall cease to be in full force and effect, or any party thereto (other than the Mezzanine Lender) shall so assert in writing, or the Liens created pursuant to any Mezzanine Loan Document shall cease to be a fully perfected enforceable first priority security interest; or any portion of the Collateral is Transferred without Mezzanine Lender's prior written consent; PROVIDED, HOWEVER, the Borrower shall have thirty (30) days after Borrower has notice of such Default to cure such Default if, after giving effect to such cure, the Mezzanine Lender's security interest in the Collateral will be maintained as a perfected, first priority Lien; or

                  (i) One or more judgments or decrees shall be entered against the Borrower or any one or more of the Mortgagors or the Mortgagor Managing Entity, involving in the aggregate a liability (not paid or fully covered by insurance, subject to customary deductibles, or fully indemnified against by a party reasonably acceptable to Mezzanine Lender) of $1,000,000 or more (in the case of the Borrower), $1,000,000 or more (in the case of the Mortgagor Managing Entity), and $1,000,000 or more (in the case of the Mortgagors) and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (j) Either (x) this Agreement, the Mezzanine Note or any other Mezzanine Loan Document or any Lien granted hereunder or thereunder shall, in whole or in any material part, terminate, cease to be effective or cease to be a legally valid, binding and enforceable obligation of the Borrower, or any Lien securing the Mezzanine Loan or any Mezzanine Loan Documents shall, in whole or in part, cease to be a perfected first priority Lien (except in any of the foregoing cases in accordance with the terms hereof or under any other Mezzanine Loan Document); or (y) Borrower or any Subsidiary of Borrower shall take any action in furtherance thereof; provided, however, the Borrower shall have thirty
(30) days after Borrower has notice of such Default to cure such Default if, after giving effect to such cure, the Mezzanine Lender's security interest in the Collateral will be maintained as a perfected, first priority Lien; or

                  (k) If Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (a)-(j) above, or in any other Mezzanine Loan Document which does not provide for a specific notice and cure period with respect to such Default, for ten (10) days after notice to Borrower from Mezzanine Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty
(30) days after notice from Mezzanine Lender in the case of any other Default; PROVIDED, HOWEVER, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and PROVIDED FURTHER that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred twenty (120) days; or

                  (l) An Event of Default under (and as defined in) the Mortgage Loan Agreement or any of the other Mortgage Loan Documents shall occur.

                  7.2 REMEDIES FOR EVENTS OF DEFAULT.

                  (a) If an Event of Default shall have occurred and be continuing, then, and in any such event, (i) if such event is an Event of Default specified in Sections 7.1(e) or (f) above, the Mezzanine Loan hereunder shall immediately accelerate and the Mezzanine Loan (with accrued interest thereon) and all other amounts owing under the Mezzanine Note and the other Mezzanine Obligations shall immediately become due and payable, and (ii) if such event is any other Event of Default, then Mezzanine Lender may by notice of default to the Borrower, declare the Mezzanine Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Mezzanine Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Article 7 or elsewhere in this Agreement, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  (b) In addition to any other remedies set forth in this
Section 7.2, if an Event of Default shall have occurred and be continuing, the Mezzanine Loan shall bear interest at the Default Rate. The Mezzanine Loan shall continue to bear interest at the Default Rate until the earlier of: (i) the Mezzanine Loan is paid in full or (ii) such Event of Default is otherwise cured or waived in writing by the Mezzanine Lender. In addition, as provided in
Section 6.3, the Borrower shall not make any distributions to its members following the occurrence and during the continuance of an Event of Default.

                  (c) If an Event of Default shall have occurred and be continuing, Mezzanine Lender may exercise all rights and remedies which it has under the Mezzanine Loan Documents, at law, in equity or otherwise. Without limiting the foregoing, Mezzanine Lender may, subject to the terms of the Pledge Agreement, foreclose on or otherwise enforce the Borrower's obligations against the Collateral and may exercise all the rights and remedies of a secured party under the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Collateral is located.

                  7.3 POWER OF ATTORNEY. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this subsection, Borrower hereby irrevocably constitutes and appoints the Mezzanine Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this subsection in the name and on behalf of Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

                                   ARTICLE 8

                                OTHER AGREEMENTS

                  8.1 PERMITTED TRANSACTIONS. Borrower shall not be entitled to give its consent or approval to a Transfer of any Mortgaged Property unless it obtains the prior written consent of Mezzanine Lender (which may be furnished or withheld at its sole discretion); PROVIDED, HOWEVER, that Borrower is not required to obtain the consent of the Mezzanine Lender to a Transfer of a Release Parcel in connection with any partial prepayment pursuant to Section 2.3(f) hereof; PROVIDED, FURTHER, HOWEVER, that, after a Secondary Market Transaction, Mezzanine Lender shall permit a refinancing in full of the Mortgage Loan ("Permitted Refinancing") or permit a conveyance of the Mortgaged Properties to a Permitted Transferee ("Permitted Property Transfer") if, after considering the following factors, it determines in its reasonable discretion that such factors shall have been satisfied:

                  (a) PERMITTED REFINANCING:

                  (i) no Event of Default or Default of which Borrower has been given notice shall have occurred and be continuing;

                  (ii) the new mortgage loan ("NEW MORTGAGE LOAN") shall have
         (A) an interest rate that is no higher than the current interest rate for the Mortgage Loan, as determined by the Mezzanine Lender in its sole discretion (and shall provide for an interest rate cap substantially identical to the interest rate cap agreement then in existence with respect to the Mortgage Loan), (B) a principal balance that is no more than the balance of the Mortgage Loan on the date of the refinancing, and (C) an amortization schedule that provides for repayment in monthly installments each of which is no greater than the monthly payments then due under the Mortgage Note, and (D) a maturity date that is the same as that provided for under the Mortgage Loan at the time of the closing thereof;

                  (iii) the terms of the New Mortgage Loan shall permit the Mezzanine Loan, shall provide the same express rights to the Mezzanine Lender as the Mortgage Loan and shall not conflict with the terms of the Mezzanine Loan and the new mortgage lender shall enter into an intercreditor agreement with Mezzanine Lender no less favorable to Mezzanine Lender than the intercreditor agreement entered into by the Mortgage Lender and Mezzanine Lender on the date hereof;

                  (iv) the Mortgaged Properties may not be transferred in connection with such refinancing except pursuant to a Permitted Property Transfer;

                  (v) the Borrower shall pay all reasonable costs and expenses of Mezzanine Lender incurred in connection with any such refinancing, including, without limitation, reasonable fees and expenses of Mezzanine Lender's counsel; and

                  (vi) Mezzanine Lender shall have received such settlement statements, pay-off letters, opinions and other documentation as it shall reasonably request in connection with such refinancing.

                  (b) PERMITTED PROPERTY TRANSFER:

                  (i) such Transfer has been approved or deemed approved under the Mortgage Loan Documents;

                  (ii) no Event of Default or Default of which Borrower has been given notice shall have occurred and be continuing;

                  (iii) each Rating Agency rating securities issued in a Secondary Market Transaction shall have confirmed in writing that such Transfer shall not result in the reduction, qualification or withdrawal of the then current ratings of such securities;

                  (iv) the Permitted Transferee shall have been approved by the Mezzanine Lender in its sole discretion;

                  (v) the entity to which the Mortgaged Properties are Transferred (the "NEW MORTGAGOR") (A) shall assume (1) the Mortgage Loan and the Mortgage Loan Documents, subject to the limitations on liability contained therein, and (2) all the agreements of the Mortgagor under the Mortgage Loan Documents, subject to the limitations on liability contained therein, (B) shall be a bankruptcy-remote Single Purpose Entity, and (C) shall otherwise have a legal, financial and ownership structure that is at least as favorable to Mezzanine Lender, as determined by Mezzanine Lender in its reasonable discretion, as the legal, financial and ownership structure of the Mortgagor;

                  (vi) all of the entities which own interests in the New Mortgagor similar to the interests in the Mortgagor owned by the Borrower (the "MEZZANINE ENTITIES") (A) shall assume the Mezzanine Loan and all the agreements of the Borrower under the Mezzanine Loan Documents, subject to the limitations on liability contained therein (and without limiting the foregoing, all of the ownership interests in the New Mortgagor, all payments thereon and all proceeds thereof shall be pledged to Mezzanine Lender on terms no less favorable than the pledge of the Collateral under the Pledge Agreement), (B) shall each be a bankruptcy-remote Single Purpose Entity, and (C) shall otherwise have a legal, financial and ownership structure that is at least as favorable to Mezzanine Lender, as determined by Mezzanine Lender in its reasonable discretion, as the legal, financial and ownership structure of the Borrower and the Mortgagor Managing Entity;

                  (vii) there shall be delivered to Mezzanine Lender opinions of counsel, in form, substance and from counsel reasonably satisfactory to Mezzanine Lender as Mezzanine Lender requests on the following matters, subject to exceptions, assumptions and conditions customarily contained in such opinions: (A) a "nonconsolidation opinion" with respect to the Mezzanine Entities and such of their Affiliates as shall be reasonably requested by Mezzanine Lender, (B) such other bankruptcy related opinions as shall be requested by Mezzanine Lender, including an opinion that no fraudulent conveyance or preference results from the transfer of the Mortgaged Properties and the assumption by the Mezzanine Entities of the obligations of the Borrower under the Mezzanine Loan Documents, and all related transactions, (C) such corporate and securities opinions as shall be reasonably requested by Mezzanine Lender, including without limitation any and all opinions as shall have been delivered to Mezzanine Lender in connection with the making of the Mezzanine Loan, and (iv) such other legal opinions as shall be reasonably requested by Mezzanine Lender;

                  (viii) Borrower shall pay all reasonable costs and expenses of Mezzanine Lender incurred in connection with any such Transfer, including, without limitation, reasonable fees and expenses of Mezzanine Lender's counsel;

                  (ix) Mezzanine Lender shall have been reimbursed for Mezzanine Lender's administrative costs of processing the Transfer in an amount not to exceed $20,000; and

                  (x) Mezzanine Lender shall have received such documents, certificates and legal opinions as it may reasonably request.

                  8.2 TERMINATION OF MANAGER; MANAGEMENT.

                  (a) Borrower shall not approve the surrender, termination (except for termination by reason of a default by Manager thereunder which remains uncured beyond applicable notice and grace periods under the Management Agreement) material modification, renewal or extension of the Management Agreement, or the entering into of any other agreement relating to the management of the Mortgaged Property with Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreement, in each case without the express consent of Mezzanine Lender, which consent shall not be unreasonably withheld or delayed. If at any time Mezzanine Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender's consent, execute a subordination of management agreement in a form substantially similar to the Subordination of Management Agreement entered into as of the date hereof with respect to the Mezzanine Loan.

                  (b) From and during the continuance of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an Event of Default or (ii) if at any time when the Debt Service Coverage Ratio falls below 1.05 to 1.0, as reasonably determined by Mezzanine Lender on a quarterly basis, Manager is managing the Mortgaged Property in a manner that is inconsistent with standards that are customary for comparable properties, at the direction of Mezzanine Lender, Borrower shall direct Mortgagors (i) to terminate the Manager, and (ii) to appoint a new Manager, reasonably acceptable to the Mezzanine Lender, and enter into a new Management Agreement with such replacement manager (the "REPLACEMENT MANAGER").

                  (c) The rights of Mezzanine Lender (i) to approve any surrender, termination, cancellation, material modification, renewal or extension of the Management Agreement, (ii) to cause the termination of the existing Manager and (iii) to approve a Replacement Manager shall be subject to the rights of the Mortgage Lender under the Mortgage Loan Documents to take such actions, and any action so taken by Mortgage Lender shall be binding on Mezzanine Lender. In the event both Mezzanine Lender and the Mortgage Lender shall have such rights under the Mezzanine Loan Documents and Mortgage Loan Documents, respectively, Mezzanine Lender may exercise such rights, but only to the extent the Mortgage Lender shall not have previously exercised such rights, and the Mortgage Lender shall not subsequently exercise such rights as to the matter in question.

                  (d) Nothing in this Agreement shall be construed as limiting Mortgagor's right to enforce its rights against a Manager under the related Management Agreement.

                  8.3 BORROWER TRANSFER RESTRICTIONS.

                  (a) Borrower shall not permit or suffer the Transfer of any of its ownership interest in the Mortgagors or either of them. Borrower shall not permit or suffer the Transfer of any ownership interest in Borrower or in any entity owning directly or indirectly any interest in Borrower. The preceding sentence notwithstanding, Borrower may permit Transfers of indirect ownership interests in Borrower or in any entity owning directly or indirectly any interest in Borrower PROVIDED that (a) any such Transfer is a complete conveyance of the related interest and not a pledge, encumbrance or other Transfer of such interest, (b) either (i) the transferee is approved by Mezzanine Lender in its sole discretion or (ii) Beacon and/or PaineWebber own, directly or indirectly, 100% of the ownership interests in Borrower after such Transfer, (c) if Beacon continues to own any indirect interests in Borrower after such Transfer, BCI shall be the sole general partner of BCLP and shall have the right and power to direct the day-to-day management, business and affairs of BCLP, and (d) if, after giving effect to any such Transfer and all prior Transfers, more than 49% of the direct or indirect interests of Borrower are held by an affiliated group other than Beacon or PaineWebber, Mezzanine Lender receives a non-consolidation opinion acceptable to Mezzanine Lender in its reasonable discretion; PROVIDED that a non-consolidation opinion shall be required to the extent that either Beacon or PaineWebber drop their ownership interests in Borrower below 49% and subsequently increase it back to 49% or more. Additionally, (i) pledges and other encumbrances of the direct or indirect interests held by Beacon and/or PaineWebber (and/or by their direct or indirect subsidiaries) in Beacon/PW Kendall LLC or in any entity that directly or indirectly owns Beacon/PW Kendall LLC shall be permitted, provided that the foreclosure of any such interests shall be an Event of Default unless permitted by the immediately preceding sentence, and (ii) pledges, encumbrances and other Transfers of any direct or indirect ownership interest in Beacon or PaineWebber or in any entity owning directly or indirectly any interest in Beacon or PaineWebber shall not be restricted hereby or by any other provision of the Mezzanine Loan Documents, subject only to the provisions of clause (c) above with respect to Beacon. Mezzanine Lender hereby consents to the pledge of the ownership interests in Mortgagors by the Borrower and of the ownership interests in the Mortgagor Managing Entity by the Stock Owner as security for the Mezzanine Loan. The Mezzanine Lender agrees that it will consent to the Transfer of interests in the Mortgagor Managing Entity to any entity owned, directly or indirectly, 100% by Beacon and/or PaineWebber (the "NEW OWNER"), provided that it receives a pledge agreement from the New Owner in a form substantially similar to the Pledge Agreement.

                  8.4 BUDGETS.

                  (a) For each calendar year following the occurrence and during the continuance of an Event of Default, Borrower shall submit to Mezzanine Lender for Mezzanine Lender's written approval (which shall not be unreasonably withheld or delayed) an Annual Budget for the Mortgaged Property not later than thirty (30) days prior to the commencement of such calendar year, in form satisfactory to Mezzanine Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating expenses and other cash expenses for the Mortgaged Properties (including without limitation Management Fees, which shall not exceed four percent (4%) of the gross revenues from the Mortgaged Properties). In the event Mezzanine Lender objects to a proposed Annual Budget, Mezzanine Lender shall advise the Borrower of such objections in writing within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections), and Borrower shall provide for such Annual Budget to be revised within five (5) days after receipt of notice and resubmit the same to Mezzanine Lender. Mezzanine Lender shall advise Borrower in writing of any objections to such revised Annual Budget within ten
(10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections), and Borrower shall provide for such Annual Budget to be revised in accordance with the process described in this Section until Mezzanine Lender approves an Annual Budget, PROVIDED that if in each case the correspondence to Mezzanine Lender requesting approval of the Annual Budget contains a bold-faced, conspicuous legend at the top of the first page to the effect that "IF YOU FAIL TO RESPOND TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN __ DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN," and if Mezzanine Lender does not advise Borrower in writing of its objections to any proposed Annual Budget within the applicable time period set forth in this Section, then such proposed Annual Budget shall be deemed approved by Mezzanine Lender. Each such Annual Budget approved by Mezzanine Lender in accordance with the terms hereof shall be referred to herein as an "APPROVED ANNUAL BUDGET." Until such time that Mezzanine Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply, PROVIDED that such Approved Annual Budget shall be adjusted (i) to reflect actual increases in rents, real estate taxes, insurance premiums and utilities expenses and (ii) such that it shall increase by an amount equal to the greater of (A) 2.5% of the amount of the next preceding Annual Budget and (B) the amount of the next preceding Annual Budget multiplied by the increase in the Consumer Price Index from the beginning to the end of the calendar year relating to such next preceding Annual Budget.

                  (b) So long as an Event of Default continues to exist, without the prior written consent of the Mezzanine Lender, the Borrower shall not approve or consent to any of the Mortgagors entering into any contracts or other agreements nor expending any funds not provided for in the Approved Annual Budget, other than expenditures required to be made by reason of the occurrence of any emergency (I.E., an unexpected event which threatens imminent harm to persons or property at the Mortgaged Property) and with respect to which it would be impracticable, under the circumstances, to obtain Mezzanine Lender's prior consent thereto. Borrower shall notify Mezzanine Lender as promptly as practicable with respect to any such emergency expenditures made with respect to the Mortgaged Property.

                                   ARTICLE 9

                                  MISCELLANEOUS

                  9.1 AMENDMENTS AND WAIVERS. Neither this Agreement, the Mezzanine Note, or any other Mezzanine Loan Document nor any terms hereof or thereof may be amended, modified or waived other than by a written agreement executed by the party against which such amendment, modification or waiver is sought to be enforced.

                  9.2 NOTICES. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "NOTICE") required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged and a copy sent by hand or by reputable overnight courier within one (1) Business Day thereafter) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 9.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax (and not the date of sending the copy as required above) if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

                  Borrower:           CAMEZZ LLC
                                      c/o Beacon Capital Partners, Inc.
                                      One Federal Street
                                      26th Floor
                                      Boston, MA  02110
                                      Attention:  General Counsel
                                      Facsimile No.:  (617) 457-0499

                                      with a copy to:

                                      PaineWebber Incorporated
                                      1285 Avenue of the Americas, 38th Floor
                                      New York, NY 10019
                                      Attention:  Kevin D. Cox
                                      Facsimile No.:  (212) 713-7947

                  and:                Goulston & Storrs, P.C.
                                      400 Atlantic Avenue
                                      Boston, MA 02110
                                      Attention: Robert J. Mack, Esq.
                                      Facsimile No.: (617) 574-4112

                  and:                Weil, Gotshal and Manges LLP
                                      767 Fifth Avenue
                                      New York, NY 10153
                                      Attention: Alan J. Pomerantz, Esq.
                                      Facsimile No.: (212) 310-8007

                  Mezzanine Lender:   Morgan Stanley Dean Witter Mortgage
                                      Capital Inc.
                                      1585 Broadway
                                      New York, NY 10036

                                      Attention:  James Flaum and Kevin Swartz

                                      with a copy to:

                                      Cadwalader, Wickersham & Taft
                                      100 Maiden Lane
                                      New York, NY  10038
                                      Attention:  Anna H. Glick, Esq.
                                      Telephone:  (212) 504-6309
                                      Telecopy:  (212) 504-6666

                  9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of Mezzanine Lender, any right, remedy, power or privilege hereunder or under the Mezzanine Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the Mezzanine Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, in the other Mezzanine Loan Documents and in any document, certificate or statement prepared by Borrower and delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Mezzanine Loan Documents, and shall continue in full force and effect until payment in full of the Mezzanine Loan and any other amount owing to Mezzanine Lender under this Agreement or the other Mezzanine Loan Documents.

                  9.5 PAYMENT OF EXPENSES AND TAXES. Borrower shall promptly (a) pay or reimburse Mezzanine Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Mezzanine Note and the other Mezzanine Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to Mezzanine Lender, (b) pay or reimburse Mezzanine Lender for all its costs and expenses incurred in connection with the enforcement, after an Event of Default or in the case of an imminent Event of Default, of any rights under this Agreement, the Mezzanine Note and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to Mezzanine Lender, (c) pay, indemnify, and hold Mezzanine Lender harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (specifically excluding, in any event, income taxes and the like for which Mezzanine Lender is liable), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Mezzanine Note, the Mezzanine Loan Documents and any such other documents, and (d) pay, indemnify, and hold Mezzanine Lender, and all officers, directors, stockholders, partners, employees, agents, successors and assigns thereof, harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) incurred by Mezzanine Lender arising out of the occurrence or existence of any of the following (it being understood that in no event will the indemnified parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity): (1) the Mezzanine Lender's interest in any of the Collateral or any of the Mezzanine Collateral (as defined in the Mezzanine Cash Collateral Agreement), or any interest therein, or receipt of any rents or other sum therefrom, (2) any negligence or tortuous act or omission on the part of Borrower or any of its agents, contractors, servants or employees, (3) the execution, delivery, enforcement (after an Event of Default or in the case of an imminent Event of Default) and performance of this Agreement, the Mezzanine Note, the Mezzanine Loan Documents and any such other documents (all the foregoing, collectively, the "Indemnified Liabilities") or (4) any claims related to this Agreement; PROVIDED that the Borrower shall not have any obligation hereunder to Mezzanine Lender or the other indemnified parties with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of Mezzanine Lender or the other indemnified parties; PROVIDED, FURTHER, that Mezzanine Lender may settle any claims subject only to the Borrower's consent which shall not be unreasonably withheld or delayed. Any indemnified party will give Borrower prompt notice after such indemnified party obtains actual knowledge of any potential claim by such indemnified party for indemnification hereunder. Nothing herein shall compromise the right of the Mezzanine Lender (or any indemnified party) to appoint its own counsel at the Borrower's expense for its defense with respect to any action if and only if there is a conflict. The agreements in this Section
9.5 shall survive repayment of the Mezzanine Note and all other amounts payable hereunder.

                  9.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower, Mezzanine Lender, all future holders of the Mezzanine Note and their respective successors and assigns, EXCEPT that the Borrower may not Transfer any of its rights under this Agreement, the Mezzanine Note or any other Mezzanine Loan Document without the prior written consent of Mezzanine Lender. Borrower acknowledges and agrees that Mezzanine Lender may at any time, without consent of the Borrower or Mortgagors, Transfer the Mezzanine Loan (including all or any of the rights under the Mezzanine Loan Documents) or Transfer or grant participations in the Mezzanine Loan (including all rights under the Mezzanine Loan Documents) to other Persons (each, a "Loan Transferee"), and Borrower shall reasonably cooperate in all respects in order to help effect such Transfer but shall not be required to incur any third-party costs in connection therewith unless reimbursed by Mezzanine Lender. Subject to the foregoing, Borrower acknowledges and agrees that upon its receipt of notice of such Transfer, each Loan Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the Mezzanine Loan as fully as if such Loan Transferee were the initial Mezzanine Lender or the direct holder thereof, as applicable, EXCEPT THAT all participants in the Mezzanine Loan may only take such actions through the Mezzanine Lender. In the event any Loan Transferee shall be a non-U.S. Person, Borrower not shall be responsible for any withholdings or filings that may need to be made as a result of such Loan Transferee's status as a non-U.S. Person, and such non-U.S. Person shall execute and deliver certificates or affidavits with respect thereto.

                  9.7 SET-OFF. In addition to any rights and remedies of Mezzanine Lender provided by law, Mezzanine Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon and during the continuance of any Event of Default or upon the filing of a petition under any of the provisions of the federal bankruptcy act or amendments thereto, by or against, the making of an assignment for the benefit of creditors by, the application for the appointment, or the appointment, of any receiver of, or of any of the property of, the issuance of any execution against any of the property of, the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of, or the issuance of a warrant of attachment against any of the property of, Borrower, to set-off and apply against any indebtedness, whether matured or unmatured, of Borrower to Mezzanine Lender, any amount owing from Mezzanine Lender to Borrower, at or at any time after the happening of any of the above mentioned events, and the aforesaid right of set-off may be exercised by Mezzanine Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Mezzanine Lender prior to the making, filing or issuance, or service upon such Mezzanine Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant.

                  9.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  9.9 GOVERNING LAW. THIS AGREEMENT AND THE MEZZANINE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE MEZZANINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  9.10 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.11 INTEGRATION. This Agreement represents the agreement of Borrower and Mezzanine Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Mezzanine Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Mezzanine Loan Documents.

                  9.12 SUBMISSION TO JURISDICTION; WAIVERS. To the extent permitted by applicable law, Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Mezzanine Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York sitting in the City and County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

                  (c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  9.13 ACKNOWLEDGMENTS. Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Mezzanine Note and the other Mezzanine Loan Documents;

                  (b) Mezzanine Lender does not have any fiduciary relationship to the Borrower, and the relationship between Mezzanine Lender and the Borrower is solely that of debtor and creditor; and

                  (c) no joint venture exists between Mezzanine Lender and the Borrower.

                  9.14 EXCULPATION. Subject to the qualifications below, Mezzanine Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Mezzanine Note, this Agreement, the Pledge Agreement or the other Mezzanine Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Mezzanine Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Mezzanine Lender to enforce and realize upon its interest under the Mezzanine Note, this Agreement, the Pledge Agreement and the other Mezzanine Loan Documents, or in the Collateral, or any other collateral given to Mezzanine Lender pursuant to the Mezzanine Loan Documents; PROVIDED, HOWEVER, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Collateral and in any other collateral given to Mezzanine Lender, and Mezzanine Lender, by accepting the Mezzanine Note, this Agreement, the Pledge Agreement and the other Mezzanine Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Mezzanine Note, this Agreement, the Pledge Agreement or the other Mezzanine Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Mezzanine Loan Documents; (b) impair the right of Mezzanine Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (c) affect the validity or enforceability of any guaranty made in connection with the Mezzanine Loan or any of the rights and remedies of Mezzanine Lender thereunder; (d) impair the right of Mezzanine Lender to obtain the appointment of a receiver; (e) constitute a prohibition against Mezzanine Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Pledge Agreement or to commence any other appropriate action or proceeding in order for Mezzanine Lender to exercise its remedies against all of the Collateral; or (f) constitute a waiver of the right of Mezzanine Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Mezzanine Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                  (i) fraud or intentional misrepresentation by Borrower or any Guarantor in connection with the Mezzanine Loan;

                  (ii) the willful misconduct of Borrower (except that this clause (ii) shall not apply to any failure to make payments with respect to the Mezzanine Loan);

                  (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity (as defined in the Mortgage Loan Agreement);

                  (iv) the removal or disposal by Borrower or any Affiliate of Borrower of any portion of the Mortgaged Property after notice to Borrower of an Event of Default;

                  (v) the misapplication or conversion by Borrower of any Mezzanine Net Proceeds;

                  (vi) Borrower's failure to cause either Mortgagor to pay charges for labor or materials or other charges for work performed by or on behalf of such Mortgagor that can create a mechanics' lien on any portion of the Mortgaged Property (unless such Mortgagor is negotiating such charges in good faith or is contesting such lien in accordance with the Mortgage Loan Agreement) if the Mortgaged Property generates sufficient funds to make such payments after payment of amounts due under the Mortgage Loan and the Mezzanine Loan (including, without limitation, payments of the Reserve Funds) and other Operating Expenses;

                  (vii) the failure of Borrower to cause the Mortgagors to appoint a new property manager upon the request of Mezzanine Lender after notice to Borrower of an Event of Default as and to the extent required pursuant to Section 8.2 of this Agreement; and

                  (viii) the failure of Borrower to cause the Mortgagors to direct any Tenant (as defined in the Mortgage Loan Agreement) to pay its Rent in accordance with the Cash Management Agreement.

                  Notwithstanding anything to the contrary in this Agreement, the Mezzanine Note or any of the other Mezzanine Loan Documents, (A) Mezzanine Lender shall not be deemed to have waived any right which it may have under
Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Mezzanine Obligations or to require that all Collateral shall continue to secure all of the Mezzanine Obligations owing to Mezzanine Lender in accordance with the Mezzanine Loan Documents, and (B) the Mezzanine Obligations shall be fully recourse to the Borrower in the event that (i) the Borrower fails to obtain Mezzanine Lender's prior written consent prior to consenting to any subordinate financing or consenting to other voluntary Lien (other than a Permitted Encumbrance, as defined in the Mortgage Loan Agreement) encumbering any Mortgagor's interest in the Mortgaged Property; or (ii) Borrower fails to obtain Mezzanine Lender's prior consent to any voluntary assignment, transfer, or conveyance of the Collateral or Mortgaged Property or any interest therein or any interest, direct or indirect, in Borrower or any Mortgagor, if such consent is required by this Agreement.

                  9.15 REINSTATEMENT. This Agreement and each other Mezzanine Loan Document shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Mezzanine Obligations or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned to the Borrower, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Mezzanine Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  9.16 WAIVER OF JURY TRIAL, DAMAGES, JURISDICTION. BORROWER AND MEZZANINE LENDER EACH HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL ON ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER MEZZANINE LOAN DOCUMENTS TO WHICH IT IS A PARTY, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY DEALINGS BETWEEN BORROWER AND THE MEZZANINE LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND MEZZANINE LENDER EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY TO ENTER INTO A BUSINESS RELATIONSHIP WITH IT. BORROWER AND MEZZANINE LENDER EACH REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH WAIVER IS KNOWINGLY AND VOLUNTARILY GIVEN FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED, EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, REAFFIRMATIONS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER MEZZANINE LOAN DOCUMENTS OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  WITH RESPECT TO ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MEZZANINE LOAN DOCUMENT, BORROWER SHALL AND HEREBY DOES SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY AND COUNTY OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SITTING IN THE CITY OF COUNTY OF NEW YORK (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM). BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER MEZZANINE LOAN DOCUMENTS, (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT OR ANY OF THE OTHER MEZZANINE LOAN DOCUMENTS MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION,
(B) THAT THE ACTION, SUIT OR PROCEEDING IS

BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER BORROWER OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION UPON BORROWER AT THE ADDRESS OF BORROWER AND TO THE ATTENTION OF SUCH PERSON AS SET FORTH IN SECTION 9.2.

                  9.17 COOPERATION. Borrower acknowledges that Mezzanine Lender and its successors and assigns may (a) sell the Mezzanine Note, the Mezzanine Loan and the other Mezzanine Loan Documents to one or more investors as a whole loan, (b) participate the Mezzanine Loan evidenced by the Mezzanine Note to one or more investors, (c) deposit the Mezzanine Note and the other Mezzanine Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (d) otherwise sell the Mezzanine Loan or any interest therein to investors (the transactions referred to in clauses (a) through (d) are hereinafter each referred to as a "LOAN TRANSFER"). Borrower shall, at Mezzanine Lender's cost and expense, cooperate with Mezzanine Lender in effecting any such Loan Transfer and shall, at Mezzanine Lender's cost and expense, cooperate to implement all requirements imposed by any Rating Agency involved in any Loan Transfer. Borrower shall provide such information and documents (other than confidential or proprietary information) relating to Borrower and its managing members as Mezzanine Lender may reasonably request in connection with any such Loan Transfer, in each case at Mezzanine Lender's sole cost and expense. In addition, Borrower shall make available to Mezzanine Lender all information concerning its business and operations (other than confidential or proprietary information) that Mezzanine Lender may reasonably request. Mezzanine Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Mezzanine Loan and the Mezzanine Loan Documents or the applicable Loan Transfer. It is understood that the information prepared and provided by Borrower to Mezzanine Lender may ultimately be incorporated into the offering documents for the Loan Transfer and, thus, various investors may also see some or all of the information. Mezzanine Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information prepared and supplied by, or on behalf of, Borrower in the form as provided by Borrower. Mezzanine Lender may publicize the existence of the Mezzanine Loan in connection with its marketing for a Loan Transfer.


                   [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the date set forth above.

                               CAMEZZ LLC, a Delaware limited liability company

                               By: Beacon/PW Kendall LLC, a Delaware limited liability company, its Manager

                                     By:   Beacon Capital Partners, L.P., a
                                           Delaware limited partnership, its
                                           Manager

                                           By:    Beacon Capital Partners, Inc.,
                                                  a Maryland corporation, its
                                                  general partner

                                                  By:  /s/ Nancy J. Broderick
                                                       ----------------------
                                                       Nancy J. Broderick
                                                       Vice President
                                                       and Treasurer

                               SECORE FINANCIAL CORPORATION



                             By: /s/ Tamera S. Massey
                                 -------------------------------
                                 Title: Executive Vice President

                                      NOTE



$35,000,000  _____                                            New York, New York
                                                                  April 14, 2000

                  FOR VALUE RECEIVED, the undersigned, CAMEZZ LLC, a Delaware limited liability company, (the "BORROWER"), hereby unconditionally promises to pay to the order of SECORE FINANCIAL CORPORATION, a Pennsylvania corporation (the "MEZZANINE LENDER"), located at 7315 Wisconsin Avenue, Suite 450 North, Bethesda, Maryland 20814, to such account as Mezzanine Lender may direct by written notice to Borrower, in lawful money of the United States of America and by wire transfer of immediately available funds, the principal amount of Thirty-Five Million Dollars ($35,000,000), or so much thereof as may be advanced pursuant to the Loan Agreement (as defined below), in such amounts and at such times as set forth in the Loan Agreement and Schedule A hereto, with a final payment of the unpaid principal amount hereof, together with unpaid interest accrued hereon and all other amounts due hereunder, on the Maturity Date.

                  The undersigned further agrees to pay interest in like money to such account on the unpaid principal amount hereof from time to time from the date hereof on the dates and at the applicable rate per annum as provided in
Section 2.4 of the Loan Agreement until paid in full. The "Interest Rate" on the unpaid principal amount hereof shall be the Applicable Interest Rate. In the event the Interest Rate is greater than the maximum rate permitted by applicable law, the Interest Rate shall be the maximum rate permitted by applicable law.

                  This Note is the Mezzanine Note referred to in Section 2.2 of the Loan Agreement, dated the date hereof (the "LOAN AGREEMENT"), between the undersigned and Mezzanine Lender and is entitled to the benefits thereof and is subject to the terms thereof. Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

                  The Loan Agreement contains provisions for voluntary and mandatory prepayments of the principal amount hereof prior to the Maturity Date, upon the terms and conditions specified therein.

                  Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Borrower or Mezzanine Lender, but only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Mezzanine Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

                  Borrower and all others who may become liable for the payment of all or any part of the indebtedness hereunder do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration, except for such notices as are required to be given to Borrower under the Loan Agreement or any of the other Mezzanine Loan Documents. No release of any security for the indebtedness hereunder or of any person liable for payment of the indebtedness hereunder, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Mezzanine Loan Documents made by agreement between Mezzanine Lender and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, or any other person or party who may become liable under the Mezzanine Loan Documents for the payment of all or any part of the indebtedness hereunder.

                  Borrower represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations under this Note, the Loan Agreement and the other Mezzanine Loan Documents and that this Note, the Loan Agreement and the other Mezzanine Loan Documents constitute valid and binding obligations of Borrower.

                  The provisions of Section 9.14 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

                  All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in Section 9.2 of the Loan Agreement directed to the parties at their respective addresses as provided therein.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.







                   [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered as of the day first above written.

                                CAMEZZ LLC, a Delaware limited liability company

                                By: Beacon/PW Kendall LLC, a Delaware limited liability company, its Manager

                                      By:   Beacon Capital Partners, L.P., a
                                            Delaware limited partnership, its
                                            Manager

                                            By:    Beacon Capital Partners,
                                                   Inc., a Maryland corporation,
                                                   its general partner

                                                   By:  /s/ Nancy J. Broderick
                                                        ----------------------
                                                        Nancy J. Broderick
                                                        Vice President
                                                        and Treasurer